                                                                    Exhibit 4(c)





                             ROADWAY SERVICES, INC.


                      STOCK SAVINGS AND RETIREMENT INCOME


                                 PLAN AND TRUST


                (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994)

                    ROADWAY SERVICES, INC. STOCK SAVINGS AND
                        RETIREMENT INCOME PLAN AND TRUST


                                     INDEX

                                                                                                            Page
                                                                                                            ----
             ARTICLE I  PRELIMINARY MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                    1.1   Qualified Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                    1.2   Discretionary Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                    1.3   Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

             ARTICLE II  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                    2.1   Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                    2.2   Account and Sub-Account . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                    2.3   After-Tax Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                    2.4   Before-Tax Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                    2.5   Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                    2.6   Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                    2.7   Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                    2.8   Committee or Administrative Committee . . . . . . . . . . . . . . . . . . . . .      5
                    2.9   Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                    2.10  Company Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                    2.11  Company Stock Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                    2.12  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                    2.13  Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                    2.14  Controlled Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                    2.15  Controlled Group Member . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                    2.16  Covered Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                    2.17  Death Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                    2.18  Eligible Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                    2.19  Eligible Rollover Distribution  . . . . . . . . . . . . . . . . . . . . . . . .      9
                    2.20  Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                    2.21  Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
                    2.22  Employment Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . .     11
                    2.23  Enrollment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
                    2.24  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
                    2.25  Fiduciary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
                    2.26  Hardship  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
                    2.27  Highly Compensated Employee . . . . . . . . . . . . . . . . . . . . . . . . . .     12
                    2.28  Hours of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                    2.29  Instrument of Adoption  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                    2.30  Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                    2.31  Investment Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                    2.32  Matching Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . .     14
                    2.33  Named Fiduciary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                    2.34  1-Year Break in Service . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                    2.35  Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                    2.36  Period of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                    2.37  Period of Severance and Severance Date  . . . . . . . . . . . . . . . . . . . .     17
                    2.38  Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
                    2.39  Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
                    2.40  Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                    2.41  Reemployment Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . .     18
                    2.42  Salary Reduction Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .     18





                                     - i -
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
                                                                                                                 Page
                                                                                                                 ----
                    2.43  Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                    2.44  Spouse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                    2.45  Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                    2.46  Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                    2.47  Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                    2.48  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                    2.49  Valuation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                    2.50  Year of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19

             ARTICLE III  ELIGIBILITY FOR PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
                    3.1   Conditions of Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
                    3.2   Enrollment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
                    3.3   Duration of Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
                    3.4   Participation Due to Administrative Error . . . . . . . . . . . . . . . . . . . . .     21

             ARTICLE IV  BEFORE-TAX AND AFTER-TAX CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . .     22
                    4.1   Amount of Before-Tax and After-Tax
                            Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
                    4.2   Maximum and Minimum Contributions . . . . . . . . . . . . . . . . . . . . . . . . .     22
                    4.3   Payments to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
                    4.4   Changes in Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
                    4.5   Suspension and Resumption of Contributions  . . . . . . . . . . . . . . . . . . . .     23
                    4.6    Excess Deferrals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
                    4.7   Excess Before-Tax Contributions . . . . . . . . . . . . . . . . . . . . . . . . . .     25
                    4.8   Excess Matching Employer and After-Tax
                            Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
                    4.9   Multiple Use of the Alternative Limitation  . . . . . . . . . . . . . . . . . . . .     31
                    4.10  Monitoring Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
                    4.11  Testing Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33

             ARTICLE V  MATCHING EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .     35
                    5.1   Amount of Matching Employer Contributions . . . . . . . . . . . . . . . . . . . . .     35
                    5.2   Allocation of Matching Employer Contributions . . . . . . . . . . . . . . . . . . .     35
                    5.3   Investment of Matching Employer Contributions . . . . . . . . . . . . . . . . . . .     36
                    5.4   Reduction of Matching Employer Contributions  . . . . . . . . . . . . . . . . . . .     36
                    5.5   Return of Contributions to Employers  . . . . . . . . . . . . . . . . . . . . . . .     36
                    5.6   Provisions Pursuant to Code Section 415(c)  . . . . . . . . . . . . . . . . . . . .     37
                    5.7   Provision Pursuant to Code Section 415(e) . . . . . . . . . . . . . . . . . . . . .     40
                    5.8   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
                    5.9   Funding Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
                    5.10  No Duty to Enforce Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42

             ARTICLE VI  VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
                    6.1   Immediate Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44

             ARTICLE VII  INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
                    7.1   Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
                    7.2   Account; Sub-Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
                    7.3   Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
                    7.4   Valuation of Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
                    7.5   Investment of Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
                    7.6   Change of Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49





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
                                                                                                                 Page
                                                                                                                 ----
                    7.7   Investment Direction and Change Procedures-
                            Future Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
                    7.8   Investment Direction and Change Procedures-
                            Prior Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
                    7.9   Directions to the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
                    7.10  Voting of Allocated Company Stock . . . . . . . . . . . . . . . . . . . . . . . . .     51
                    7.11  Tender of Allocated Company Stock . . . . . . . . . . . . . . . . . . . . . . . . .     52

             ARTICLE VIII  DISTRIBUTIONS AND WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . .     53
                    8.1   Distributions Only As Provided  . . . . . . . . . . . . . . . . . . . . . . . . . .     53
                    8.2   Distributions upon Termination of Employment
                            (Other than Death)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
                    8.3   Distribution upon Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
                    8.4   Form and Valuation of Distribution  . . . . . . . . . . . . . . . . . . . . . . . .     55
                    8.5   Latest Time of Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
                    8.6   Withdrawal Requested by Participant . . . . . . . . . . . . . . . . . . . . . . . .     58
                    8.7   Suspension of Contributions Upon Withdrawal . . . . . . . . . . . . . . . . . . . .     59
                    8.8   Hardship Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
                    8.9   Distributions Pursuant to Qualified
                            Domestic Relations Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61
                    8.10  Distribution on Sale of Assets or
                            Disposition of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61
                    8.11  Direct Rollovers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     62
                    8.12  Prohibited Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63

             ARTICLE IX  PROVISIONS RELATING TO THE TRUSTEE
                             AND THE ADMINISTRATION OF THE TRUST FUND . . . . . . . . . . . . . . . . . . . .     64
                    9.1   Duties of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64
                    9.2   The Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64
                    9.3   Payment of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     65
                    9.4   Powers of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     65
                    9.5   Compensation and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     70
                    9.6   No Diversion of the Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . .     70
                    9.7   Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     70
                    9.8   Resignation or Removal of the Trustee . . . . . . . . . . . . . . . . . . . . . . .     72

             ARTICLE X  INVESTMENT MANAGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     74
                    10.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     74
                    10.2  Written Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     74
                    10.3  Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     74
                    10.4  Notification of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .     74
                    10.5  Powers and Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     74
                    10.6  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     75

             ARTICLE XI  ADMINISTRATION OF THE PLAN AND FIDUCIARY
                             RESPONSIBILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     77
                    11.1  Responsibility for Administration . . . . . . . . . . . . . . . . . . . . . . . . .     77
                    11.2  Named Fiduciaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     77
                    11.3  Delegation of Fiduciary Responsibilities  . . . . . . . . . . . . . . . . . . . . .     77
                    11.4  Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     78
                    11.5  Limitation on Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . .     79
                    11.6  Administrative Committee - Organization . . . . . . . . . . . . . . . . . . . . . .     79
                    11.7  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     79
                    11.8  Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     79





                                    - iii -
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
                                                                                                                 Page
                                                                                                                 ----
                    11.9  Interpretation of the Plan and Findings
                            of Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     80
                    11.10 Operation of the Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     81
                    11.11 Plan Administrator's Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . .     82
                    11.12 Correction of Errors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     82

             ARTICLE XII  CLAIMS PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     83
                    12.1  Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     83
                    12.2  Review of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     84

             ARTICLE XIII  AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
                    13.1  Right to Amend or Terminate . . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
                    13.2  Procedure for Termination or Amendment  . . . . . . . . . . . . . . . . . . . . . .     86
                    13.3  Distribution Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
                    13.4  Amendment Changing Vesting Schedule . . . . . . . . . . . . . . . . . . . . . . . .     87
                    13.5  Nonforfeitable Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     87
                    13.6  Prohibition on Decreasing Accrued Benefits  . . . . . . . . . . . . . . . . . . . .     88

             ARTICLE XIV  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
                    14.1  Employment Not Affected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
                    14.2  Inalienability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
                    14.3  Incapacity to Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
                    14.4  Unclaimed Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     90
                    14.5  Dissolution, Merger or Consolidation of
                            the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     90
                    14.6  Action by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     91
                    14.7  Limitation to Rights Created Under the Plan . . . . . . . . . . . . . . . . . . . .     91
                    14.8  Recourse Against Officers, Directors or
                            Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     91
                    14.9  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
                    14.10 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
                    14.11 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
                    14.12 Plan Merger or Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . . .     92
                    14.13 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
                    14.14 Service of Process/Necessary Parties  . . . . . . . . . . . . . . . . . . . . . . .     94

             ARTICLE XV  ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS . . . . . . . . . . . . . . . . . . . .     95
                    15.1  Adoption Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     95
                    15.2  Additional Terms and Conditions Relating
                            to Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     95
                    15.3  Effect of Adoption by a Controlled
                            Group Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     96
                    15.4  Withdrawal of an Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     96

             ARTICLE XVI  TOP-HEAVY PLAN PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     98
                    16.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     98
                    16.2  Determination of Top-Heavy Status . . . . . . . . . . . . . . . . . . . . . . . . .    101
                    16.3  Determination of Extra Top-Heavy Status . . . . . . . . . . . . . . . . . . . . . .    101
                    16.4  Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
                    16.5  Coordination With Other Plans . . . . . . . . . . . . . . . . . . . . . . . . . . .    104

             EXHIBIT A  Employers Pursuant to Section 2.21

             EXHIBIT B  Additional Investment Funds Pursuant to Section 7.1

                             ROADWAY SERVICES, INC.

                      STOCK SAVINGS AND RETIREMENT INCOME

                                 PLAN AND TRUST

                (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994)


         THIS AMENDMENT AND RESTATEMENT is made and executed this 9th day of December, 1993, and generally effective as of January 1, 1994, by and between Roadway Services, Inc. and National City Bank, Cleveland, Ohio.

                              W I T N E S S E T H:

         WHEREAS, effective January 1, 1979, Roadway Express, Inc. established the Roadway Express, Inc. Employee Stock Savings Plan and Trust;

         WHEREAS, effective July 30, 1982, Roadway Express, Inc. became a wholly owned subsidiary of Roadway Services, Inc., an Ohio corporation, pursuant to an Agreement and Plan of Merger and Reorganization, and, effective January 1, 1983, Roadway Services, Inc. adopted the Plan, the name of which was changed to the Roadway Services, Inc. Employees Stock Savings Plan and Trust (Amended and Restated);

         WHEREAS, effective January 1, 1989, the name of the Plan was changed to the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust (Amended and Restated);

         WHEREAS, Article XI of the Plan in effect prior to January 1, 1994 (now Article XIII of the Plan) sets forth the provisions whereby such Plan may be amended; and

         WHEREAS, the Company desires to again amend and restate the Plan in its entirety;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed by and between the Company and Trustee that the Plan is amended and restated as follows:

                                   ARTICLE I

                              PRELIMINARY MATTERS

1.1  Qualified Plan

         The Plan is maintained by the Company for the exclusive benefit of Participants and their Beneficiaries. The Plan is permitted to acquire and hold shares of common stock of the Company, and is intended to comply with the provisions of the Code that govern tax-qualified plans and ERISA.

1.2  Discretionary Powers

         All discretionary powers granted hereunder shall be exercised in a uniform nondiscriminatory manner.

1.3  Construction

         (a) Unless the context otherwise indicates, the masculine wherever used herein shall include the feminine and neuter, the singular shall include the plural and words such as "herein", "hereof", "hereby", "hereunder" and words of similar import refer to the Plan as a whole and not to any particular part thereof.

         (b) Wherever the word "person" appears in the Plan, it shall refer to both natural and legal persons.

         (c) A number of the provisions of the Plan are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. All such provisions are intended to have the meaning required or contemplated by such provisions of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provisions. In applying such provisions of the Plan, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.

         (d) This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. This amendment and restatement is generally effective January 1, 1994. However, certain provisions of this amendment and restatement of the Plan are effective as of some other date. The provisions of this amendment and restatement of the Plan that are effective prior to January 1, 1994 shall be deemed to amend the corresponding provisions of the Plan as in effect before this amendment and restatement and all amendments thereto. Events occurring before the applicable effective date of any provision of this amended and restated Plan shall be governed by the applicable provision of the Plan in effect on the date of the event.

         (e) The benefits payable with respect to an Employee or former Employee whose Termination of Employment with the Controlled Group occurred before January 1, 1994 (and who does not have an Hour of Service on or after that date) shall be determined by and paid in accordance with the terms and provisions of the Plan as in effect at the date of such Termination of Employment, except to the extent that certain provisions of the Plan, as amended and restated as of January 1, 1994, apply to such individual as a result of applicable law or the context clearly requires the application of such provision to such individual.

                                   ARTICLE II

                                  DEFINITIONS

2.1  Generally

         The following terms, when used with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings.

2.2  Account and Sub-Account

         "Account" and "Sub-Account" mean the records maintained by the Plan Administrator in the manner provided in Section 7.2 to determine the interest of each Participant in the Trust Fund.

2.3  After-Tax Contributions

         "After-Tax Contributions" means the contributions provided for in
Section 4.1(b).

2.4  Before-Tax Contributions

         "Before-Tax Contributions" means the contributions provided for in
Section 4.1(a).

2.5  Beneficiary

         "Beneficiary" means the Participant's Death Beneficiary or any other person entitled to receive benefits under this Plan by reason of a Participant's death.

2.6  Board of Directors

         "Board of Directors" means the Board of Directors of the Company.

2.7  Code

         "Code" means the Internal Revenue Code of 1986, as amended.

2.8  Committee or Administrative Committee

         "Committee" or "Administrative Committee" means the committee established by the Company under Section 11.6 to administer the Plan. The Committee shall be a Named Fiduciary hereunder.

2.9  Company

         "Company" means Roadway Services, Inc., an Ohio corporation. The Company shall be the Plan Administrator and a Named Fiduciary hereunder.

2.10  Company Stock

         "Company Stock" means the voting common stock of the Company.

2.11  Company Stock Fund

         "Company Stock Fund" means the Investment Fund described in Section 7.1, which is invested solely in Company Stock.

2.12  Compensation

         (a) "Compensation" means the sum of salary paid to an Employee by all Controlled Group Members in the calendar year plus cash incentive compensation and overtime pay paid to that Employee, but excluding (i) expense allowances and other special payments not paid as regular compensation, (ii) payments pursuant to a tax equalization, relocation or cost of living program, an expatriate program or any similar programs or arrangements and (iii) any part of the Employer's contributions under this Plan and/or any pension, welfare, stock bonus, stock ownership or other qualified or nonqualified plan. Notwithstanding the foregoing, Compensation shall include any salary that would have been paid to such Employee had he not signed a salary deferral agreement that satisfies the requirements of Code Section 401(k), 125 or 129.

         (b) Notwithstanding the foregoing, effective January 1, 1989, Compensation of any Employee taken into account for any purpose for any Plan Year shall not exceed the limitation in effect for such Year under Code Section 401(a)(17). For purposes of the preceding sentence, in the case of a Highly Compensated Employee who is a five percent (5%) owner (as such term is defined in Code

Section 416(i)(1)) or one of the ten (10) most Highly Compensated Employees,
(i) such Highly Compensated Employee and his family members (which, for this purpose shall mean an Employee's Spouse and lineal descendants who have not attained age nineteen (19) before the close of the Year in question) shall be treated as a single Employee, and the Compensation of such family members shall be aggregated with the Compensation of such Highly Compensated Employee, and
(ii) the limitation on Compensation described in the first sentence of this Subsection shall be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation.

2.13  Contributions

         "Contributions" mean any one or more of After-Tax Contributions, Before-Tax Contributions and Matching Employer Contributions, as the context requires.

2.14  Controlled Group

         "Controlled Group" means the Employers and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of an Employer, are required by Code Section 414 to be treated as if they were employed by a single employer. For purposes of Sections 5.6 and 5.7, "Controlled Group" shall be interpreted in accordance with Code Section 415(h).

2.15  Controlled Group Member

         "Controlled Group Member" means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but, except as provided in Section 2.36(d), only during such period as it is or was such a member of the Controlled Group.

2.16  Covered Employee

         "Covered Employee" means any Employee of an Employer who is in a class or group to which the Employer has extended eligibility for participation in the Plan, excluding, however, any Employee who (a) is designated by his Employer as a temporary or casual Employee, (b) is included in a collective bargaining unit (either directly or through an employer's association) unless the collective bargaining agreement expressly provides that the Employee is to be eligible under the Plan, (c) is a non-resident alien (other than an alien who is only temporarily located outside of the United States) or (d) is a leased employee (as defined in Section 2.20).

2.17  Death Beneficiary

         "Death Beneficiary" means a Participant's Spouse or, if he has no Spouse or if his Spouse consents to the designation, such person or persons other than, or in addition to, his Spouse as may be designated by the Participant as his Death Beneficiary under the Plan. A Participant's designation required by this Section may be made, revoked or changed (without the consent of any previously designated Death Beneficiary, except as provided in this Section) only by an instrument (in the form provided by the Plan Administrator) that is signed by the Participant, that, if he has a Spouse, includes his Spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant's sole Death Beneficiary), and that is filed with the Plan Administrator before the Participant's death. A Spouse's consent required by this Section shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a notary public and shall be effective only with respect to such Spouse. A Spouse's consent is not required if it is established to the satisfaction of the Committee that the consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. In default of such a designation and at any other time when there is no existing Death Beneficiary designated by the Participant, his Death Beneficiary shall be determined by the Committee in the following order: (a) his Spouse, (b) his children, (c) his parents, (d) his siblings and (d) his estate. For purposes of the preceding sentence, "children," "parents" and "siblings" shall only include those individuals living at the time of the Participant's death and not the decendents of any child, parent or sibling, as applicable. If a person designated by a Participant as his Death Beneficiary ceases to exist on or after the date of the Participant's death, the Death Beneficiary shall be that person's estate or such other person designated by that person pursuant to this Section.

2.18  Eligible Employee

         "Eligible Employee" means an Employee who is eligible for participation in the Plan in accordance with Article III.

2.19  Eligible Rollover Distribution

         "Eligible Rollover Distribution" means any distribution or withdrawal of all or any portion of the Participant's Account, except (a) any distribution required under Code Section 401(a)(9), (b) any distribution if it and all other Eligible Rollover Distributions to the Participant during the calendar year are reasonably expected to total less than Two Hundred Dollars ($200), (c) the portion of a distribution not includible in gross income (determined without regard to the exclusion for net unrealized appreciation described in Code
Section 402(e)(4)), and (d) such
other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under Code Section 402(c).

2.20  Employee

         "Employee" means any person who is subject to the dominion and control of a Controlled Group Member with respect to the type, kind, nature and scope of services furnished and, to the extent required by Code Section 414(n), any person who is a "leased employee" of a Controlled Group Member. For purposes of this Section, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization"), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Controlled Group Member. Contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than twenty percent (20%) of the Controlled Group Member's nonhighly compensated work force (within the meaning of Code Section 414(n)(5)(C)(ii)) and (b) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation, (ii) immediate participation and (iii) full and immediate vesting.

2.21  Employer

         "Employer" means the Company and any other Controlled Group Member that adopts the Plan as specified in Article XV. However, any person that adopts the Plan and thereafter ceases to exist, ceases to be a member of the Controlled Group or withdraws or is eliminated from the Plan, shall not thereafter be an Employer. The Employers under the Plan are listed on Exhibit A.

2.22  Employment Commencement Date

         "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for a Controlled Group Member.

2.23  Enrollment Date

         "Enrollment Date" means each January 1, April 1, July 1 or October 1.

2.24  ERISA

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.25  Fiduciary

         "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of the Trust Fund, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to the Trust Fund, or has authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the Trust Fund. The term "Fiduciary" shall also include any person to whom a Named Fiduciary delegates any of his fiduciary responsibilities hereunder in accordance with the provisions of the Plan, as long as such designation is in effect.

2.26  Hardship

         "Hardship" means an immediate and heavy financial need on the part of a Participant for:

         (a) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his Spouse, or any dependents of the Participant (as defined in Code Section 152), or expenses necessary for these persons to obtain such medical care;

         (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

         (c) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his Spouse, his children or his dependents (as defined in Code Section 152);

         (d) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

         (e) any other financial need that the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulations Section 1.401(k)-1(d)(2)(iv)(C).

2.27  Highly Compensated Employee

         (a) "Highly Compensated Employee" means, for a particular Plan Year, unless the Company otherwise elects to use one of the simplified methods provided under Code Section 414(q)(12) or under section 4 of Revenue Procedure 93-42, 1993-31 I.R.B. 32, any Employee:

         (i) who, during the preceding Plan Year, (A) was at any time a five percent (5%) owner (as such term is defined in Code Section 416(i)(1)),
     (B) received compensation from the

     Controlled Group in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(B), (C) received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(C) and was in the top-paid group of Employees for such Plan Year, or (D) was at any time an officer (limited to no more than fifty (50) Employees or, if lesser, the greater of three
     (3) Employees or ten percent (10%) of the Employees) and received compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for such Year; or

         (ii)  who during the particular Plan Year (but not the prior Plan
     Year) (A) was at any time a five percent (5%) owner (as such term is defined in Code Section 416(i)(1)) or (B) was included in the Subparagraph (B), (C) or (D) of Paragraph (i) of this Subsection and was in the group consisting of the one hundred (100) Employees paid the greatest compensation by the Controlled Group during such Plan Year.

         (b) "Highly Compensated Employee" shall include a former Employee whose Termination of Employment occurred prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his Termination of Employment occurred or for any Plan Year ending on or after his fifty-fifth
(55th) birthday.

         (c) For the purposes of this Section, (i) the term "compensation" shall mean the sum of an Employee's compensation under Section 5.6(c) and the Employee's Before-Tax Contributions (subject to the limitations described in Section 2.12(b)) and (ii) the term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top twenty percent (20%) of such Employees when ranked on the basis of compensation paid by the Controlled Group during the Plan Year.

2.28  Hours of Service

         "Hours of Service" means an hour for which an Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee.

2.29  Instrument of Adoption

         "Instrument of Adoption" means the instrument referred to in Section
15.1 by which a corporation or other business organization, among other things, adopts the Plan and designates a group or groups of its Employees as Covered Employees under the Plan.

2.30  Investment Funds

         "Investment Funds" means any of the funds provided for in Section 7.1.

2.31  Investment Manager

         "Investment Manager" means the investment manager(s) acting pursuant to Article X. Each Investment Manager (a) must be either registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined thereunder or an insurance company qualified to manage, acquire or dispose of Plan assets under the laws of more than one state, and (b) must acknowledge in writing that he is a Fiduciary with respect to the Plan.

2.32  Matching Employer Contributions

         "Matching Employer Contributions" means the contributions provided for in Section 5.1.

2.33  Named Fiduciary

         "Named Fiduciary," within the meaning of ERISA, means the Committee, the Company, the Trustee and each other person designated as a Named Fiduciary by the Committee pursuant to the power of delegation reserved to the Committee in Section 11.2.

2.34  1-Year Break in Service

         (a) "1-Year Break in Service" means a twelve (12) month period beginning on an Employee's Severance Date and ending on the first anniversary of such Date, provided that during such period the Employee does not perform an Hour of Service.

         (b) If an Employee is absent from work for any period due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) caring for a child for a period beginning immediately following the birth or placement of such child, such Employee shall not, solely by reason of such absence, be considered to have incurred a Period of Severance until the expiration of the twenty-four (24) consecutive month period commencing on the first day of such absence and shall incur a 1-Year Break in Service if he does not perform an Hour of Service during the twelve
(12) month period immediately following such twenty-four (24) month period.

2.35  Participant

         "Participant" means an Employee who has become and continues to be a Participant in accordance with the provisions of Article III, or any former Employee who was a Participant while employed by an Employer and who continues to have a vested interest in the Plan.

2.36  Period of Service

         (a) "Period of Service" means, except as provided in Subsection (c) of this Section, the total of an Employee's periods of Service commencing with his Employment Commencement Date or Reemployment Commencement Date, if applicable, and ending on his next following Severance Date.

         (b) If an Employee, whose Period of Severance occurs as a result of a quit, discharge, or retirement, performs an Hour of Service for a Controlled Group Member within the twelve (12) consecutive month period beginning on his Severance Date, the period beginning on his Severance Date and ending on the date on which he performs an Hour of Service shall be taken into account in determining his Period of Service hereunder. Notwithstanding the foregoing, if an Employee's Period of Severance occurs as a result of a quit, discharge or retirement during a period of absence referred to in Section 2.37(a)(ii), the period beginning on his Severance Date (i.e., the date of the quit, discharge, or retirement) and ending on the date on which he performs an Hour of Service shall not be taken into account in determining his Period of Service unless he performs such Hour of Service within twelve (12) months of the date on which the Employee was first absent.

         (c) In the case of any Employee who incurs a Period of Severance that includes at least one 1-Year Break in Service and who later again becomes an Employee, any Period of Service before such Period of Severance (a "Prior Period of Service") shall not be taken into account in determining his Period of Service hereunder if at the beginning of such Period of Severance he did not have a nonforfeitable right to a benefit under the Plan and the length of his Period of Severance equals or exceeds five (5) years; and the length of his Prior Period of Service shall not include any time that is not required to be counted under this Section by reason of any prior Period of Severance that included at least one 1-Year Break in Service.

         (d) (Controlled Group Member) A Covered Employee's Period of Service shall include any employment with a Controlled Group

Member who is not an Employer prior to the date that entity became a Controlled Group Member, provided that such Covered Employee was employed by such Controlled Group Member immediately prior to becoming a Covered Employee.

         (e) Notwithstanding anything in the Plan to the contrary, an Employee shall be credited with such Periods of Service not otherwise credited to him under the Plan as may be required by applicable law.

2.37  Period of Severance and Severance Date

         (a) "Period of Severance" means, except as provided in Section 2.34(b), the period commencing with the earlier of (i) the date on which an Employee separates from Service by reason of quitting, retirement, death or discharge, or (ii) the date twelve (12) months after the date an Employee remains absent from Service (with or without pay) for any reason other than quitting, retirement, death or discharge, and ending, if applicable, with the date such Employee resumes Service.

         (b) "Severance Date" means the date on which an Employee's Period of Severance commences.

2.38  Plan

         "Plan" means the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust, the terms and provisions of which are hereinafter set forth, as the same may be amended from time to time.

2.39  Plan Administrator

         "Plan Administrator" means, as defined in ERISA Section 3(16)(A) and Code Section 414(g), the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Plan Administrator) as hereinafter provided.

2.40  Plan Year

         "Plan Year" means a twelve (12) month period coinciding with the Company's federal income taxable year which is currently January 1 through December 31 of each year.

2.41  Reemployment Commencement Date

         "Reemployment Commencement Date" means the date following an Employee's 1-Year Break in Service on which he again performs an Hour of Service for a Controlled Group Member.

2.42  Salary Reduction Agreement

         "Salary Reduction Agreement" means the arrangement provided for in
Section 3.2(c).

2.43  Service

         "Service" means employment with any Controlled Group Member.

2.44  Spouse

         "Spouse" means the person to whom an Employee is legally married at the specified time; provided, however, that a former Spouse may be treated as a Spouse or surviving Spouse to the extent required under the terms of a "qualified domestic relations order" (as such term is defined in Code Section 414(p)).

2.45  Termination of Employment

         "Termination of Employment" means the earlier of a Participant's cessation of active employment with the Controlled Group through quit, discharge, death or retirement or the date that is twelve (12) months after his last day worked with the Controlled Group.

2.46  Trust

         "Trust" means the trust portion of this Plan, established for the holding, investment, administration and distribution of the Trust Fund, which shall be referred to as the Roadway Services,

Inc. Stock Savings and Retirement Income Trust, as it may be amended from time to time.

2.47  Trust Fund

         "Trust Fund" means the assets held by the Trustee under the provisions of the Plan.

2.48  Trustee

         "Trustee" means National City Bank, Cleveland, Ohio, or any successor Trustee.

2.49  Valuation Date

         "Valuation Date" means the last business day of each calendar month and such other dates selected by the Committee.

2.50  Year of Service

         "Year of Service" means each portion of an Employee's Period of Service that equals 365 days (whether or not consecutive).

                                  ARTICLE III

                         ELIGIBILITY FOR PARTICIPATION

3.1  Conditions of Eligibility

         Any person who was a Participant in the Plan on December 31, 1993 shall continue to be a Participant in the Plan as hereby restated. Each other Employee shall become an Eligible Employee on the first Enrollment Date following the date on which he meets the following requirements: (a) he is a Covered Employee, (b) he has attained age twenty-one
(21) and is credited with at least one (1) Year of Service, and (c) he has satisfied any additional eligibility requirements included in his Employer's Instrument of Adoption.

3.2  Enrollment

         Any Eligible Employee described in Section 3.1 may enroll as a Participant in the Plan on the Enrollment Date on which he is initially eligible or on any subsequent Enrollment Date by filing with the Plan Administrator, within such period established by the Plan Administrator before such Date, an enrollment form prescribed by the Plan Administrator which form shall include (a) the effective date on which the Eligible Employee is to become a Participant, (b) his election, commencing on or after such effective date, to have Before-Tax Contributions and/or After-Tax Contributions made by or for him to the Trust Fund, (c) his authorization, if any, to his Employer to withhold from his Compensation, any designated Before-Tax Contributions and to pay the same to the Trust Fund (his "Salary Reduction Agreement"), (d) his authorization, if any, to his Employer to withhold from his Compensation any designated After-Tax Contributions and to pay the same to the Trust, and (e) his direction that Contributions made by or for him be invested in the Investment Funds as permitted by Section 7.5.

3.3  Duration of Participation

         An Employee or former Employee shall remain a Participant so long as
(a) he meets the requirements of Section 3.1, or (b) a portion of the Trust Fund is credited to his Account and held for his benefit by the Trustee. However, a Participant who ceases to meet the requirements of Section 3.1, may make no further After-Tax Contributions and may have no Before-Tax Contributions or Matching Employer Contributions made for him until he again becomes an Eligible Employee and he again enrolls as a contributing Participant pursuant to Section 3.2. If an Eligible Employee ceases to be an Eligible Employee and later again becomes an Eligible Employee, he may again, subject to the foregoing limitations of this Section, participate in the Plan on the day he so again becomes an Eligible Employee.

3.4 Participation Due to Administrative Error

         Any Employee of an Employer who was allowed to participate in the Plan through an administrative error but who is not a Covered Employee (as defined in Section 2.16) shall be considered an Eligible Employee for purposes of his initial participation in the Plan, but shall cease to be considered an Eligible Employee (and, therefore, shall cease to meet the requirements of Section 3.1) on the date such error is discovered. Notwithstanding the foregoing, this Section shall only apply to an Employee who is not a Highly Compensated Employee.

                                   ARTICLE IV

                     BEFORE-TAX AND AFTER-TAX CONTRIBUTIONS

4.1  Amount of Before-Tax and After-Tax Contributions

         (a) Except as provided in Subsection (d) of this Section, upon enrollment pursuant to Section 3.2, a Participant may agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions to the Trust of up to ten percent (10%) of his Compensation (in 1/2% increments) through equal pay period reductions.

         (b) Upon enrollment pursuant to Section 3.2, a Participant may elect to make After-Tax Contributions to the Trust of up to three and a half percent (3 1/2%) of his Compensation (in 1/2% increments) through percentage payroll deductions.

         (c) Notwithstanding the foregoing, if a Participant's Before-Tax Contributions and/or After-Tax Contributions must be reduced to comply with the requirements of Section 4.7 or 4.8, as applicable, or the requirements of applicable law, his Before-Tax Contributions and/or After-Tax Contributions as so reduced will be the maximum percentages of his Compensation permitted by such Section or law and the increment requirements listed above shall not apply.

4.2  Maximum and Minimum Contributions

         A Participant's Before-Tax Contributions and/or After-Tax Contributions with respect to any pay period must equal at least one and one-half percent (1 1/2%) of his Compensation and may not, in the aggregate, exceed ten percent (10%) of his Compensation. The Committee shall have the discretion to reduce or suspend the Before-Tax Contributions and/or to reduce, suspend or increase After-Tax Contributions of any Employee to satisfy any of the limits expressed in this Article.

4.3  Payments to Trustee

         Before-Tax Contributions and After-Tax Contributions that are made by or for a Participant shall be transmitted by the Employers to the Trustee as soon as practicable, but in no event later than thirty (30) days after the end of the calendar month in which such Contributions would otherwise have been paid to the Participant.

4.4  Changes in Contributions

         The percentage or percentages designated by a Participant pursuant to
Section 4.1 shall continue in effect, notwithstanding any changes in the Participant's Compensation. A Participant may, however, in accordance with the percentages permitted by Sections 4.1 and 4.2, change the percentage of his Before-Tax Contributions and/or his After-Tax Contributions effective as of the first pay period of any calendar quarter upon prior written notice filed with the Plan Administrator within such period established by the Plan Administrator. Notwithstanding the foregoing, the Plan Administrator may, pursuant to uniform nondiscriminatory procedures, increase a Participant's After-Tax Contributions for the remainder of the Plan Year if such Participant's Before-Tax Contributions are ceased as a result of the application of Section 4.6.

4.5  Suspension and Resumption of Contributions

         Upon prior written notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may at any time suspend his Before-Tax Contributions and/or After-Tax Contributions effective with the start of the next payroll period following the expiration of such period, provided such suspension must be made for not less than one (1) calendar quarter. A Participant who has so suspended his

Before-Tax Contributions and/or After-Tax Contributions may, upon prior written notice filed with the Plan Administrator, within such period established by the Plan Administrator, resume making such Contributions as of the first full pay period following such period of suspension if he is an Eligible Employee on such date.

4.6  Excess Deferrals

         (a) Notwithstanding the foregoing provisions of this Article, a Participant's Before-Tax Contributions for any taxable year of such Participant shall not exceed the limitation in effect under Code Section 402(g). Except as otherwise provided in this Section, a Participant's Before-Tax Contributions for purposes of this Section shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includible in gross income for the taxable year under Code Section 402(a)(8) (determined without regard to Code Section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code
Section 402(g)) and (iii) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).

         (b) In the event that a Participant's Before-Tax Contributions exceed the amount described in Subsection (a) of this Section (hereinafter called "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by April 15 of such taxable year the Participant (i) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (ii) notifies the Plan Administrator of the portion allocated to this Plan.

         (c) In the event that a Participant's Before-Tax Contributions under this Plan exceed the amount described in Subsection (a) of this Section, or in the event that a Participant's Before-Tax Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Before-Tax Contributions made to this Plan, Matching Employer Contributions, if any, made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be applied to reduce subsequent Matching Employer Contributions required under the Plan.

4.7  Excess Before-Tax Contributions

         (a) Notwithstanding the provisions of this Article and Article V, for any Plan Year,

         (i) the actual deferral percentage (as defined in Subsection (b) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Subsection (c) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or

         (ii) the excess of the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed two (2) percentage points, and the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by two (2).

If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any Highly Compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Highly Compensated Eligible Employee.

         (b) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of Before-Tax Contributions actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Plan Section 4.6(b)) to (ii) the Eligible Employee's compensation for such Plan Year. For the purposes of this Subsection, the term "compensation" shall mean the sum of an Eligible Employee's compensation under
Section 5.6(c) and his Before-Tax Contributions (subject to the limitations described in Section 2.12(b)).

         In the case of a Highly Compensated Eligible Employee who is either a 5-percent owner (as defined in Code Section 416(i)(1)) or one of the ten (10) most Highly Compensated Employees, the combined actual deferral ratio for the family group (as such term is hereinafter defined), which shall be treated as one Highly Compensated Eligible Employee, shall be determined by combining the Before-Tax Contributions and compensation of all members of the family group who are Eligible Employees. For purposes of this Subsection, the term "family group" shall mean any Highly

Compensated Eligible Employee described in the preceding sentence and such Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. For the purposes of determining "the actual deferral percentage for all other Eligible Employees" as referred to in Subsection (a) of this Section, the Before-Tax Contributions and compensation of all members of the family group shall be disregarded.

         (c) For the purposes of this Section, the term "Highly Compensated Eligible Employee" for a particular Plan Year shall mean any Highly Compensated Employee who is an Eligible Employee.

         (d) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection, the term "excess contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees in order of the actual deferral percentages (as defined in Subsection
(b) of this Section) beginning with the highest of such percentages.

         Notwithstanding the foregoing provisions of this Subsection, in the case of a Highly Compensated Eligible Employee whose actual deferral ratio is determined under the family aggregation rules set forth in Subsection (b) of this Section, the determination and correction of the amount of excess contributions shall be made by reducing the actual deferral ratio in accordance with the "leveling" method described in Treasury Regulations Section 1.401(k)-1(f)(2) and allocating the excess contributions for the family group among its members in proportion to the Before-Tax Contributions of each member of the family group that is combined to determine the actual deferral ratio.

         (e) Matching Employer Contributions made with respect to a Participant's excess contributions (and any income allocable thereto) shall be applied to reduce subsequent Matching Employer Contributions required under the Plan.

4.8  Excess Matching Employer and After-Tax Contributions

         (a) Notwithstanding the foregoing provisions of this Article or the provisions of Article V, for any Plan Year the contribution percentage (as defined in Subsection (b) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Plan Section 4.7(c)) for such Plan Year shall not exceed the greater of (i) one hundred twenty-five percent (125%) of the contribution percentage for all other Eligible Employees, or (ii) the lesser of two hundred percent (200%) of the contribution percentage for all other Eligible Employees or the contribution percentage for all other Eligible Employees plus two (2) percentage points. If two or more plans of the Controlled Group to which matching employer contributions, employee after-tax contributions or Before-Tax Contributions (as defined in Section 4.6(a)) are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Subsection; and if a Highly Compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection.

         (b) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of
(i) the sum of the Matching Employer Contributions and After-Tax Contributions paid under the Plan by or on behalf of each such Eligible Employee for such Plan Year to (ii) the Eligible Employee's compensation (as defined in Section 4.7(b)) for such Plan Year.

         In the case of a Highly Compensated Eligible Employee who is either a 5-percent owner (as defined in Code Section 416(i)(1)) or one of the ten (10) most Highly Compensated Employees, the combined contribution ratio for the family group (as such term is defined in Section 4.7(b)), which shall be treated as one Highly Compensated Employee, shall be determined by combining the Matching Employer Contributions and compensation of all members of the family group who are Eligible Employees. For the purposes of determining "the contribution percentage for all other Eligible Employees" as referred to in Subsection (a) of this Section, the compensation of all members of the family group shall be disregarded.

         (c) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (and any income allocable thereto) shall be forfeited (if forfeitable) and applied as provided in Section 5.4 or (if not forfeitable) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection, the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of
(i) the aggregate amount of the Matching Employer Contributions and After-Tax Contributions actually paid to the Trust by or on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Matching Employer Contributions and After-Tax Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Matching Employer Contributions and After-Tax Contributions made by or on behalf of Highly Compensated Eligible Employees in order of their contribution percentages (as defined in Subsection (b) of this Section) beginning with the highest of such percentages.

         Notwithstanding the foregoing provisions of this Subsection, in the case of a Highly Compensated Eligible Employee whose contribution percentage is determined under the family aggregation rules set forth in Subsection (b) of this Section, the determination and correction of the amount of excess aggregate contributions shall be made by reducing the contribution ratio in accordance with the "leveling" method described in Treasury Regulation Section 1.401(k)-1(f)(2) and allocating the excess aggregate contributions for the family group among its members in proportion to the Matching Employer Contributions and After-Tax Contributions of each member of the family group that is combined to determine the contribution ratio.

         (d) The determination of excess aggregate contributions under this Section shall be made after (i) first determining the excess deferrals under
Section 4.6 and (ii) then determining the excess contributions under Section
4.7.

4.9  Multiple Use of the Alternative Limitation

           (a) Notwithstanding the foregoing provisions of this Article or the provisions of Article V, if, after the application of Sections 4.6, 4.7 and 4.8, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Eligible Employees (as defined in Section 4.7(c)) exceeds the aggregate limit (as defined in Subsection (b) of this Section), then the contributions made for such Plan Year for Highly Compensated Eligible Employees will be reduced so that the aggregate limit is not exceeded. Such reductions shall be made first in After-Tax Contributions (but only to the extent that they are not matched by Matching Employer Contributions) then in Before-Tax Contributions (but only to the extent that they are not matched by Matching Employer Contributions) and then in Matching Employer Contributions. Reductions in contributions shall be made in the manner provided in Section 4.7 or 4.8, as applicable. The amount by which each such Highly Compensated Eligible Employee's contributions are reduced shall be treated as an excess contribution or an excess aggregate contribution under Section 4.7 or 4.8, as applicable. For the purposes of this Section, the actual deferral percentage and contribution percentage of the Highly Compensated Eligible Employees are determined after any reductions required to meet those tests under Sections 4.7 and 4.8. Notwithstanding the foregoing provisions of this Section, no reduction shall be required by this Subsection if either (i) the actual deferral percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the actual deferral percentage of the non-Highly Compensated Eligible Employees, or (ii) the contribution percentage of the Highly Compensated Eligible

Employees does not exceed 1.25 multiplied by the contribution percentage of the non-Highly Compensated Eligible Employees.

         (b) For purposes of this Section, the term "aggregate limit" means the sum of (i) one hundred twenty-five percent (125%) of the greater of (A) the actual deferral percentage of the non-Highly Compensated Eligible Employees for the Plan Year, or (B) the contribution percentage of the non-Highly Compensated Eligible Employees for the Plan Year, and (ii) the lesser of (A) two hundred percent (200%) of, or (B) two (2) plus the lesser of such actual deferral percentage or contribution percentage. If it would result in a larger aggregate limit, the word "lesser" is substituted for the word "greater" in part (i) of this Subsection, and the word "greater" is substituted for the word "lesser" in part (ii)(B) of this Subsection.

4.10  Monitoring Procedures

         (a) In order to ensure that at least one of the actual deferral percentages specified in Section 4.7(a) and at least one of the contribution percentages specified in Section 4.8(a) and the aggregate limit specified in
Section 4.9(b) are satisfied for each Plan Year, the Committee shall monitor (or cause to be monitored) the amount of Before-Tax Contributions, After-Tax Contributions and Matching Employer Contributions being made to the Plan by or for each Eligible Employee during each Plan Year. In the event that the Committee determines that neither of such actual deferral percentages, neither of such contribution percentages or such aggregate limit will be satisfied for a Plan Year, and if the Committee in its sole discretion determines that it is necessary or desirable, the Before-Tax Contributions, After-Tax Contributions and/or the Matching Employer Contributions made thereafter by or for each Highly Compensated Eligible Employee (as defined in

Section 4.7(c)) may be reduced (pursuant to non-discriminatory rules adopted by the Committee) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for Highly Compensated Eligible Employees for such Plan Year to a level that satisfies either of the actual deferral percentages, either of the contribution percentages and/or the aggregate limit. In the case of Section 4.8, such reductions shall be made first in the After-Tax Contributions, if any, to be made by the Highly Compensated Eligible Employees.

         (b) In order to ensure that excess deferrals (as such term is defined in Section 4.6(b)) shall not be made to the Plan for any taxable year for any Participant, the Committee shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made to the Plan for each Participant during each taxable year and may take such action (pursuant to non-discriminatory rules adopted by the Committee) to prevent Before-Tax Contributions made for any Participant under the Plan for any taxable year from exceeding the maximum amount applicable under Section 4.6(a).

         (c) The actions permitted by this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 4.6 through 4.8 are met.

4.11  Testing Procedures

         In applying the limitations set forth in Sections 4.7, 4.8 and 4.9, the Committee may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) restructuring of the Plan or any other qualified plan of the Controlled Group into one or more component plans, (c) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 4.7, 4.8 and 4.9, or (d) any permissible combination thereof.

                                   ARTICLE V

                        MATCHING EMPLOYER CONTRIBUTIONS

5.1  Amount of Matching Employer Contributions

         Subject to the provisions of the Plan, each Employer shall, as and to the extent it lawfully may, contribute to the Trust on account of each Plan Year an amount equal to one hundred percent (100%) of the Before-Tax and After-Tax Contributions described in Section 5.2. The Company may provide for Matching Employer Contributions to be made in whole or partial payments, at any time during such Year or within the time following the close of such Year that is prescribed by law for filing its federal income tax return (including extensions thereof). Notwithstanding any provision of the Plan to the contrary, in no event shall an Employee's Matching Employer Contributions on account of any Plan Year exceed the maximum amount deductible for such Year for purposes of federal taxes on income under applicable provisions of the Code, and such Contributions shall be made on the condition that they are deductible under applicable provisions of the Code.

5.2  Allocation of Matching Employer Contributions

         (a) Each Participant who is a Covered Employee of a particular Employer shall receive an allocation to his Account of that Employer's Matching Employer Contributions with respect to a Plan Year, which allocation shall be made only with respect to the Participant's Before-Tax Contributions and After-Tax Contributions that:

         (i) do not exceed, in the aggregate, three and one-half percent (3 1/2%) of his Compensation while an active Covered Employee during that Plan Year;

         (ii) are made after the initial pay period in which he completes a Period of Service of eighteen (18) months and are earned prior to his termination of employment with his Employer; and

         (iii), if made prior to the Plan Year in which the Participant attains age fifty-six (56), are invested only in the Company Stock Fund.

For purposes of this Subsection, Matching Employer Contributions shall be applied first to a Participant's After-Tax Contributions and then, if applicable, to a Participant's Before-Tax Contributions.

         (b) As of each Valuation Date, Matching Employer Contributions (including earnings and appreciation thereon) that have been made pursuant to
Section 5.1 for pay periods ending on or prior to such Valuation Date shall be allocated to the Accounts of Participants as provided in Subsection (a) of this Section.

5.3  Investment of Matching Employer Contributions

         All Matching Employer Contributions shall be invested by the Trustee in the Company Stock Fund.

5.4  Reduction of Matching Employer Contributions

         The amount of Matching Employer Contributions determined to be payable to the Trust shall be reduced by amounts that have been forfeited or held in a suspense account in accordance with the terms of the Plan.

5.5  Return of Contributions to Employers

         (a) Except as specifically provided in this Section or in the other Sections of the Plan, the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

         (b) If a Matching Employer Contribution to the Trust is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer within one (1) year after the payment of such Contribution. If a Matching Employer Contribution to the Trust is made by an Employer (all of which Contributions are conditioned upon their deductibility under Code Section 404 (or any successor thereto) pursuant to
Section 5.1), and if such Contribution is not fully deductible under such Code Section, such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer within one (1) year after the disallowance of the deduction. Earnings attributable to Matching Employer Contributions returned to an Employer pursuant to this Subsection may not be returned, but losses attributable thereto shall reduce the amount to be returned; provided, however, that if the withdrawal of the amount attributable to the mistaken or non-deductible Contribution would cause the balance of the Account of any Participant to be reduced to less than the balance that would have been in such Account had the mistaken or non-deductible amount not have been contributed, the amount to be returned to the Employer pursuant to this Section shall be limited so as to avoid such reduction.

5.6  Provisions Pursuant to Code Section 415(c)

         (a) Notwithstanding any other provision of the Plan, the annual additions (as defined in Subsection (b) of this Section) to a Participant's Account in any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of thirty thousand dollars ($30,000) (or, if greater, one-fourth ( 1/4) of the dollar limitation in effect under Code Section 415(b)(1)(A)), or twenty-five percent (25%) of his compensation for such Plan Year.

         (b) For purposes of this Section, the term "annual additions" means the sum for any Plan Year of:

         (i) all contributions made by the Controlled Group that are allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,

         (ii) all employee contributions made by the Participant to a defined contribution plan maintained by a Controlled Group Member,

         (iii) all forfeitures allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,

         (iv) any amount allocated to an individual medical benefit account (as defined in Code Section 415(c)(2)) of the Participant that is part of a pension or annuity plan, and

         (v) any amount attributable to medical benefits allocated to the Participant's account established under Code Section 419A(d)(1) if the Participant is or was a key-employee (as such term is defined in Code
     Section 416(i)) during such Plan Year or any preceding Plan Year.

         (c) For the purposes of this Section, the term "compensation" shall mean compensation within the meaning of Code Section 415(c)(3) and regulations thereunder.

         (d) If a Participant's annual additions would exceed the limitations of Subsection (a) of this Section for a Plan Year as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's Compensation, or a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to the Participant under the limitations of this Section (or other facts and circumstances that the Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), After-Tax Contributions (if any) made by the Participant for such Plan Year that constitute part of the annual addition (together with any gains attributable thereto) shall be returned to the Participant to the extent necessary to effectuate such reduction. If the return of all such After-Tax Contributions is not sufficient to effectuate such reduction, Before-Tax Contributions (if any) made by the Participant for such Plan Year that constitute part of the annual addition (together with any gains attributable thereto) shall be returned to the Participant to the extent necessary to effectuate such reduction. If the return of all such After-Tax Contributions and Before-Tax Contributions is not sufficient to effectuate such reduction, Contributions allocable to such Participant's Account for such year shall, to the extent necessary to effectuate such reduction, be allocated among the remaining Participants in accordance with Section 5.2(b) exclusive of those Participants whose Accounts have received the maximum permitted by law for tax deduction purposes.

         In the event that the provisions of this Section make it impossible to allocate any Contributions in accordance with Section 5.2(b), such Contributions shall be allocated to a suspense account. Amounts allocated to the suspense account shall be reallocated to Participant Accounts in accordance with Section 5.2(b) as of the first Valuation Date upon which it is possible to do so without violating the limitations of this Section until the suspense account is exhausted. Investment gains and losses and other income shall not be allocated to the suspense account during the period such suspense account is required to be maintained pursuant to this Subsection.

         In the event of the termination of this Plan while there exists a balance in the suspense account, to the extent such balance cannot be allocated to Participant Accounts without violating the limitations of this Section, such balance shall revert to the applicable Employer.

5.7  Provision Pursuant to Code Section 415(e)

         (a) Notwithstanding any other provision of the Plan, if an individual is a participant in both a defined benefit plan and a defined contribution plan maintained by the Controlled Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.00. If a reduction is necessary to avoid exceeding the limitation set forth in this Section, the affected participant's benefits under the defined benefit plan shall be reduced to the extent necessary to avoid exceeding such limitation. For purposes hereof,

         (i) The defined benefit plan fraction for any Plan Year is a fraction, (A) the numerator of which is the projected annual benefit of the participant under the plan (determined as of the close of the Year), and (B) the denominator of which is the lesser of (I) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Year, or (II) the product of 1.4, multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to such participant under the plan for such Year; and

         (ii) The defined contribution plan fraction for any Plan Year is a fraction, (A) the numerator of which is the sum of the annual additions to the participant's account as of the close of the Year and for all prior Years, and (B) the denominator of which is the sum of the lesser of the following amounts determined for such Year and for each prior year of service with the Controlled Group (regardless of whether a plan is in existence during such Year):

         (I) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such Year and each such prior year of service, or

         (II) the product of 1.4, multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) with respect to such participant under such plan for such Year and each prior year of service.

         (b) A participant's projected annual benefit for purposes of Subsection (a) of this Section is equal to the annual benefit to which he would be entitled under the terms of the defined benefit plan, assuming he will continue employment until reaching normal retirement age as determined under the terms of such plan (or current age, if later), his compensation for the Plan Year under consideration will remain the same until the date he attains such age, and all other relevant factors used to determine benefits under the plan for the Plan Year under consideration will remain constant for all future Plan Years.

5.8  Definitions

         (a)  For purposes of applying the limitations set forth in Sections
5.6 and 5.7, all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members will be treated as one defined contribution plan, and all qualified defined benefit plans (whether or not terminated) ever maintained by one or more Controlled Group Members will be treated as one defined benefit plan.

         (b) For purposes of applying the limitations set forth in Section 5.6, allocations under the defined contribution plans that must be treated as though they constituted a single defined contribution plan under Subsection (a) of this Section shall be made in the following order:

         (i) contributions under the Roadway Services, Inc. Employee Stock Ownership Plan and Trust (Amended and Restated);

         (ii) forfeitures reallocated under Section 4.8 of the Roadway Services, Inc. Stock Bonus Plan and Trust (Amended and Restated);

         (iii) contributions under the Roadway Services, Inc. Stock Bonus Plan and Trust (Amended and Restated);

         (iv)  Before-Tax Contributions under the Plan;

         (v)  Matching Employer Contributions under the Plan; and

         (vi)  After-Tax Contributions under the Plan.

5.9  Funding Policy

         The Committee, as a Named Fiduciary, shall (a) determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of applicable law, and (b) furnish from time to time to the person responsible for the investment of the assets held in the Trust information such Committee may have relative to the Plan's probable short-term and long-term financial needs, including any probable need for short-term liquidity, and such Committee's opinion (if any) with respect thereto.

5.10  No Duty to Enforce Payment

         Neither the Trustee nor the Committee nor any other person shall be under any duty to inquire into the correctness of the amount contributed and paid over to the Trustee hereunder, nor shall the Trustee or the Committee or any other person be under any duty to enforce the payment of the Contributions to be made hereunder by any Employer.

                                   ARTICLE VI

                                    VESTING

6.1  Immediate Vesting

         All amounts allocated to a Participant's Account shall be fully vested at all times. Notwithstanding the Participant's nonforfeitable right hereunder, no distribution with respect to a Participant or Beneficiary shall be made prior to the time authorized under Article VIII.

                                  ARTICLE VII

                                  INVESTMENTS

7.1  Investment Funds

         (a) The Trust Fund will be divided into the Company Stock Fund and such additional Investment Funds as the Company may in its discretion select or establish (which may be more fully described in Exhibit B), and Before-Tax Contributions, After-Tax Contributions and Matching Employer Contributions will be invested in the Investment Funds as provided in Section 7.5. Subject to the provisions of Article X and to other applicable provisions of the Plan, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each such Fund and will keep each Fund invested, without distinction between principal and income, as required under the terms of the Plan.

         (b) Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Investment Fund.

         (c) The Trustee, in its sole discretion, may keep such portion of each Investment Fund invested in interest-bearing cash or cash equivalents either pending the selection and purchase of suitable investments under such Fund or as the Trustee may from time to time deem to be necessary or advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons.

         (d) The Committee shall adopt, and may amend from time to time, general rules of uniform application that shall provide for the administration of each Investment Fund, including, but not limited to, rules providing for (i) the method of valuing each such

Investment Fund as of each applicable Valuation Date, (ii) procedures pursuant to which a Participant may elect to have all or a designated part of his Account invested in any Investment Fund (if more than one such Investment Fund is established), (iii) the method of changing any such election by either the Participant or his Death Beneficiary and the frequency with which such elections may be made, (iv) the Investment Fund in which a Participant's Account shall be invested in the absence of an effective election, and (v) any other matters that the Committee deems necessary or advisable in the administration of any Investment Fund.

7.2  Account; Sub-Account

         The Plan Administrator shall establish and maintain, or cause to be established and maintained, an Account for each Participant, which Account will reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (a) Before-Tax Contributions, (b) After-Tax Contributions and (c) Matching Employer Contributions. The Plan Administrator shall also maintain, or cause to be maintained, separate records that will show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of Contributions thereto, payments and withdrawals therefrom and the amount of income and losses attributable thereto. The interest of each Participant in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Section 7.4) as of the last preceding Valuation Date plus any amounts credited to his Account and minus debits to such Account since that Date.

7.3  Reports

         The Plan Administrator shall cause reports to be made quarterly to each Participant and to the Death Beneficiary of each deceased Participant, indicating the value of the Participant's

Account as of the last Valuation Date within the immediately preceding calendar quarter. In addition, the Plan Administrator shall cause such a report to be made to each Participant who (a) requests such a report in writing (provided that only one report shall be furnished to a Participant upon such a request in any twelve (12) month period) or (b) has a Termination of Employment.

7.4  Valuation of Investment Funds

         (a) The balance of each Participant's Account shall be expressed in terms of the number of shares or investment units, as applicable, including fractional shares or units, that have been allocated pursuant to this Section to each Investment Fund in such Participant's Account.

         (b) The Trustee will, as of the close of business on each Valuation Date, determine or cause to be determined the value of each Investment Fund. Each such valuation will be made on the basis of the net income or loss to each such Investment Fund between the current Valuation Date and the last preceding Valuation Date. The net income or loss of an Investment Fund shall include interest income, dividends and other income of such Fund and shall be reduced by any expenses paid (including the fees and expenses of the Trustee and Investment Manager(s), if any, that are to be charged to such Investment Fund in accordance with the terms of the Plan) and other losses of such Fund. For this purpose, the transfer of funds to or from an Investment Fund pursuant to
Section 7.6, Before-Tax Contributions, After-Tax Contributions and Matching Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries will not be deemed to be income or losses of the Investment Fund. A similar valuation will be made at any other time upon the written direction of the Committee to the Trustee or when the Trustee deems it appropriate to make such a valuation.

         (c) As of each Valuation Date, the net income or loss of each Investment Fund determined pursuant to Subsection (b) of this Section shall be allocated to the Accounts of Participants in such Investment Fund in proportion to the ratio of the number of shares or units in such Fund held in such Account at any time since the immediately prior Valuation Date to the total shares or units in such Fund at any time since the immediately prior Valuation Date.

         (d) Except as provided in Section 7.5 or as may otherwise be provided by the Committee, Before-Tax Contributions, After- Tax Contributions and Matching Employer Contributions shall be credited to each Participant's Account and allocated in accordance with the investment option chosen by such Participant to the Investment Funds as of the first Valuation Date on or after such Contribution is made.

         (e) Notwithstanding the foregoing, the Committee may, in accordance with the applicable requirements of the Code and ERISA, (i) adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net income or loss of an Investment Fund and of Contributions made to an Investment Fund as of each Valuation Date and (ii) adopt such valuation procedures as it considers appropriate and equitable to determine the value of the shares or units, as applicable, of an Investment Fund that are necessary to effectuate the transactions contemplated by the Plan.

7.5  Investment of Contributions

         (a) All Matching Employer Contributions shall be invested in the Company Stock Fund.

         (b) Each Participant may, by written direction to the Plan Administrator, direct that Before-Tax Contributions and After- Tax Contributions made by or for him be invested in one or more Investment Funds subject to the following limitations

         (i) a Participant may, after the Plan Year in which he attains age fifty-five (55), direct the investment of all or a portion of his Before-Tax and After-Tax Contributions;

         (ii) a Participant may, regardless of his age, direct the investment of that portion of his Before-Tax Contributions that have not been used in determining the allocation of Matching Employer Contributions to his Account pursuant to Section 5.2.

         (c) An investment direction by a Participant shall remain in effect and be applicable to all subsequent Before-Tax Contributions and After-Tax Contributions, as applicable, made by or on behalf of the Participant unless and until an investment change is made by him and becomes effective pursuant to
Section 7.6.

7.6  Change of Investments

         (a) Each Participant who is eligible to direct the investment of all or a portion of his Before-Tax and After-Tax Contributions pursuant to Section 7.5(b) may, by written direction to the Plan Administrator, change his investment direction with respect to such future Contributions and/or may direct that all or a portion of his Account that is attributable to such prior Contributions (including earnings and appreciation thereon) be transferred from one Investment Fund to another Investment Fund.

         (b) Notwithstanding the limitations of Section 7.5, any Participant entitled to a distribution of his Account pursuant to Article VIII may, by written direction to the Plan Administrator, irrevocably direct that any portion of his Account not invested in the Company Stock Fund be transferred to the Company Stock Fund prior to the distribution of his Account.

7.7  Investment Direction and Change Procedures-Future
     Contributions

         (a) Any investment direction permitted by Section 7.5(b) or change of investments for future Contributions permitted by Section 7.6 shall be made by a Participant by providing written direction to the Plan Administrator (on a form provided by the Plan Administrator) which shall specify the portion of the Contributions (in whole or half percentages of Compensation up to the amount agreed to be contributed by the Participant, not exceeding ten percent (10%)) to be invested in each of the Investment Funds.

         (b) Such written directions received and acknowledged by the Plan Administrator, within such period established by the Plan Administrator prior to the first day of any January, April, July or October, shall be effected during such month. Any such written direction not effected in any month described in this Subsection because it was not timely received or acknowledged with respect to such month shall be effected during the next succeeding January, April, July or October, as applicable.

7.8  Investment Direction and Change Procedures-Prior Contributions

         (a) Any change of investments for prior Contributions or transfers to the Company Stock Fund permitted by Section 7.6 shall be made by a Participant by providing written direction to the Plan Administrator (on a form provided by the Plan Administrator) which shall specify the portion of the Investment Fund (in units or shares, as applicable) to be transferred and the Investment Fund(s) into which it is to be transferred.

         (b) Such written directions received and acknowledged by the Plan Administrator, within such period established by the Plan

Administrator prior to the first day of any February, May, August, or November, shall be effected during such month, based upon the number of shares or units in the Account (or applicable portion thereof) as of the end of the immediately preceding calendar quarter or such other date as may be required by law. Any such written direction not effected in any month described in this Subsection because it was not timely received or acknowledged with respect to such month shall be effected during the next succeeding February, May, August, or November, as applicable.

         (c) A Participant who has made a direction pursuant to this Section may revoke such direction at least two (2) business days prior to the first day of the month for which such direction would become effective. Such revocation shall be made pursuant to procedures established by the Plan Administrator.

7.9  Directions to the Trustee

         The Plan Administrator shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Sections 7.5 and 7.6 and to provide funds for distributions pursuant to Article VIII.

7.10  Voting of Allocated Company Stock

         Each Participant shall be entitled to instruct the Trustee as to the voting of any full or partial shares of Company Stock allocated to his Account as of the applicable record date. Prior to such voting, the Participant shall receive a copy of the proxy solicitation materials and a blank form to instruct confidentially the Trustee how to vote the shares of Company Stock allocated to his Account as of the applicable record date. Upon receipt of such instructions, the Trustee shall vote the shares (or, as applicable, exercise any dissenter's rights) as instructed. The Trustee shall vote all other Company Stock in its possession (including shares for which it does not receive instruction from Participants) in accordance with Section 9.4(b).

7.11  Tender of Allocated Company Stock

         Each Participant shall be entitled to instruct the Trustee as to the tendering of any full or partial shares of Company Stock allocated to his Account. Prior to such tendering, the Participant shall receive a copy of the material relating to such tender decision and a blank form to confidentially instruct the Trustee whether to tender the shares of Company Stock allocated to his Account. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Trustee shall decide whether or not to tender all other Company Stock in its possession (including shares for which it does not receive instruction from Participants) in accordance with Section 9.4(b).

                                  ARTICLE VIII

                         DISTRIBUTIONS AND WITHDRAWALS

8.1  Distributions Only As Provided

         (a) A Participant's Account shall only be distributable as provided in this Article. A Participant or Death Beneficiary who is eligible to receive a distribution or withdrawal under the Plan shall obtain a blank application for that purpose from the Plan Administrator and file with such Plan Administrator his application in writing on such form, furnishing such information as the Committee may reasonably require, including any authority in writing that the Committee may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office. No application for a distribution pursuant to Section 8.2 or 8.3 may be made prior to the Participant's Termination of Employment.

         (b) The Plan Administrator shall provide a Participant who has requested a distribution pursuant to Section 8.2(a) or 8.10 or a withdrawal pursuant to Section 8.6 or 8.8 with a general description of the optional forms of benefit available under the Plan and the right to defer receipt of such distribution or withdrawal within the period provided in Section 8.11(b) (unless such period is waived as permitted in Section 8.11(b)).

8.2  Distributions upon Termination of Employment (Other than
     Death)

         (a) A Participant shall be eligible to receive distribution of his Account in a single lump sum payment upon his Termination of Employment (other than by reason of death).

         (b) Distributions pursuant to this Section shall be paid to a Participant as soon as practicable after the Participant has filed an application with the Plan Administrator pursuant to

Section 8.1, but in no event before the end of the second month following the month of the Participant's Termination of Employment.

         (c)  Notwithstanding the provisions of Subsection (b) of this Section,
(i) if the value of the Account of a Participant who is eligible for a distribution under Subsection (a) of this Section does not exceed $3,500 (and never exceeded $3,500 at the time of any previous withdrawal or distribution), such Account shall be paid to him in a lump sum payment after such Termination of Employment and (ii) if distribution of the Account of a Participant who has a Termination of Employment has not been made solely because the Participant has not filed his application pursuant to Section 8.1, his Account shall be paid to him no later than the date provided in Section 8.5(b)(i).

         (d) If a Participant who has a Termination of Employment should again become an Employee before completion of the distribution of his Account, such distribution shall cease until the Participant again has a Termination of Employment.

8.3  Distribution upon Death

         (a) In the case of the death of a Participant, the Participant's Death Beneficiary shall be eligible to receive a distribution of the Participant's Account in a single lump sum payment. If there is more than one Death Beneficiary, the Participant's Account shall be divided in equal shares for each such Death Beneficiary, unless the Participant has provided otherwise.

         (b) Distributions pursuant to this Section shall be paid to a Death Beneficiary as soon as practicable after the Death Beneficiary has filed an application with the Plan Administrator pursuant to Section 8.1, but in no event before the end of the second month following the month of the Participant's death.

         (c)  Notwithstanding the provisions of Subsection (b) of this Section,
(i) if the value of the Account of a Participant who died does not exceed $3,500 (and never exceeded $3,500 at the time of any previous withdrawal or distribution), such Account shall be paid to his Death Beneficiary in a lump sum payment after the date of death and (ii) if distribution of the Account of a Participant who died has not been made solely because the Death Beneficiary has not filed his application pursuant to Section 8.1, such Account shall be paid to the Death Beneficiary no later than the date provided in Section 8.5(b)(ii).

         (d) In the case of the death of a Participant, the Committee may require such proper proof of death and such evidence of the right of any person to receive a distribution from the Account of a deceased Participant as the Committee may deem desirable. The Committee's determination of death and of the right of any person to receive payment shall be conclusive.

8.4  Form and Valuation of Distribution

         (a) The distribution of a Participant's Account (or portion thereof) pursuant to this Article shall be as follows:

         (i) The portion of such Account that is invested in the Company Stock Fund shall be distributed by transfer of whole shares of Company Stock allocated to such Account, cash in lieu of any fractional share of Company Stock and cash for any uninvested dividends allocable to such Participant. The value of such Company Stock shall be the value determined as of the immediately preceding Valuation Date or such other date as may be required by law.

         (ii) The portion of the Participant's Account that is invested in any of the Investment Funds other than the Company

     Stock Fund shall, at the Participant's (or, if applicable, the Death Beneficiary's) election, be distributed in cash or, to the extent provided below, in kind. To effect a distribution in kind, the Trustee shall determine the portion of the Participant's Account that is distributable in whole shares or investment units, which the Trustee shall distribute in kind. The portion of the Participant's Account that is not distributable in whole shares or investment units (as determined by the Trustee) and the portion that is attributable to fractional shares or investment units shall be distributed in cash.

         The value of the portion of the Participant's Account distributable pursuant to this Paragraph shall be the value determined as of the immediately preceding Valuation Date or such other date as may be required by law.

         (iii) The portion of the Participant's Account that is attributable to Contributions that have not yet been invested in any Investment Fund shall be distributed in cash. The value of such Contributions shall be the pro-rata value of any applicable investment or account in which such Contributions were held as of the immediately preceding Valuation Date or such other date required by law.

         (b) Any Participant who is entitled to a distribution of his Account pursuant to this Article may, by written direction to the Plan Administrator, irrevocably elect to have any portion of his Account not invested in the Company Stock Fund transferred to the Company Stock Fund before such distribution is made.

         (c) The Plan Administrator may postpone the distribution to a Participant to allow an election pursuant to Subsection (b) of this Section to take effect.

8.5  Latest Time of Distributions

         (a) The distribution of a Participant's Account shall begin as provided in the preceding Sections of this Article, but (subject to the consent requirements of Section 8.1) in no event later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur:

         (i)  the date the Participant attains age sixty-five (65);

         (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

         (iii)  the date of the Participant's Termination of Employment.

         (b)(i) Notwithstanding any other provision of the Plan, to the extent required under Code Section 401(a)(9), the entire interest of each Participant under the Plan shall be distributed to him in a lump sum payment not later than April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70 1/2).

         (ii) If a Participant dies before the distribution of his interest under the Plan has begun, the entire interest of the Participant shall be distributed to his Death Beneficiary by the December 31 of the year in which occurs the fifth (5th) anniversary of such Participant's death; provided, however, that such five (5) year rule shall not be applicable to any portion of the Participant's interest under the Plan that is payable to the Participant's surviving Spouse as his Death Beneficiary if such distributions to such surviving Spouse begin not later than the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

         (c) Distributions under the Plan shall be made in a manner that satisfies Code Section 401(a)(9) and Treasury Regulations issued thereunder, including Treasury Regulation Section 1.401(a)(9)-2, which provisions are hereby incorporated into the Plan by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Section shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

8.6  Withdrawal Requested by Participant

         (a) Upon prior written notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may withdraw all or a portion of his Account as provided and in the order set forth below:

         (i) A Participant may withdraw all or a part of the portion of his Account attributable to After-Tax Contributions credited to his Account before January 1, 1987 (excluding earnings and appreciation thereon);

         (ii) A Participant who has withdrawn all such pre-1987 After-Tax Contributions may withdraw all or a part of his Account attributable to the remaining After-Tax Contributions credited to his Account (including earnings and appreciation thereon);

         (iii) A Participant who has withdrawn all such pre-1987 and post-1986 After-Tax Contributions may withdraw all or part of his Account attributable to the earnings and appreciation on his pre-1987 After-Tax Contributions;

         (iv) A Participant who has withdrawn all amounts attributable to his After-Tax Contributions may withdraw all or a part of his Account attributable to Matching Employer Contributions (including earnings and appreciation thereon); provided, however, that Matching Employer Contributions (including earnings and appreciation thereon) that have not been held in his Account for at least two (2) years may not be so withdrawn unless the Participant has been a Participant in the Plan for at least five (5) years;

         (v) A Participant who is at least fifty-nine and one-half (59 1/2) years old, who has withdrawn all amounts described in Paragraphs (i) through (iv) of this Subsection may withdraw all or a part of his Account attributable to Before-Tax Contributions (excluding any income allocable thereto).

         (b) Any withdrawal requested pursuant to this Section prior to a Participant's Termination of Employment will continue to be processed pursuant to this Section notwithstanding a Participant's subsequent Termination of Employment.

8.7  Suspension of Contributions Upon Withdrawal

        (a) Any Participant who makes a withdrawal pursuant to Sections 8.6(a)(i) through 8.6(a)(iii) may not make any After-Tax Contributions or have any Before-Tax Contributions or Matching Employer Contributions made for him for six (6) months thereafter.

        (b) Any Participant who makes a withdrawal pursuant to Section 8.6(a)(iv) or 8.6(a)(v) may not make any After-Tax Contribution or have any Before-Tax Contributions or Matching Employee Contributions made for him for twelve (12) months thereafter.

         (c) A Participant's Contributions that have been suspended pursuant to this Section will resume as of the first pay period following such period of suspension if he is a Covered Employee on that date.

8.8  Hardship Withdrawals

         (a) A Participant who is an Employee and who has obtained all available withdrawals under the Plan, other than Hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Controlled Group, may request, on a form provided by and filed with the Plan Administrator, a withdrawal on account of Hardship of all or a portion of his Account attributable to Before-Tax Contributions (excluding any income allocable thereto). Upon making a determination that the Participant is entitled to a withdrawal on account of Hardship, the Plan Administrator shall direct the Trustee to distribute to such Participant from his Account, the amount of his Before-Tax Contributions determined by the Plan Administrator to be necessary to alleviate such Hardship (including amounts necessary to pay any taxes or penalties reasonably anticipated to result from such withdrawal).

         (b) If a withdrawal on account of Hardship is made to a Participant pursuant to this Section, the following rules shall apply notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary:

         (i) the Participant's Before-Tax Contributions and After-Tax Contributions (or any comparable contributions to any other qualified or non-qualified plan, other than a health or welfare benefit plan, maintained by the Controlled Group) shall be suspended for a period of twelve (12) months following receipt of the Hardship withdrawal, and

         (ii) the amount of the Participant's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the Participant's taxable year immediately following the taxable year of the Hardship withdrawal shall not be in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Before-Tax Contributions (and any comparable contributions to any other plan, other than health or welfare benefit plan, maintained by the Controlled Group) for the taxable year of the Hardship withdrawal.

8.9  Distributions Pursuant to Qualified Domestic Relations Orders

         Notwithstanding anything in the Plan to the contrary, if a qualified domestic relations order (as defined in Code Section 414(p)) so provides, the portion of the Participant's Account payable to the alternate payee(s) (as defined in Code Section 414(p)) may be paid to such alternate payee(s) at any time on or after the date on which the Committee receives such order, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The portion of the Participant's Account so payable shall be valued on the Valuation Date specified in such order.

8.10  Distribution on Sale of Assets or Disposition of Business

         In the event that a Participant's Termination of Employment is caused by the disposition by an Employer of substantially all of the assets of a trade or business, or its interest in a subsidiary, and such Participant continues employment with the entity acquiring such assets or such subsidiary, the Participant, if he so elects on an application filed with the Plan Administrator pursuant to Section 8.1, shall be entitled to a distribution of his Account pursuant to Section 8.2 only if such purchaser is not deemed to "maintain" the Plan in accordance with regulations issued under Code Section 401(k)(10).

8.11  Direct Rollovers

         (a)  If a Participant, Spouse or alternate payee (as defined in Code
Section 414(p)) is eligible to receive a distribution or withdrawal from the Plan that constitutes an Eligible Rollover Distribution and such individual elects to have all or a portion (but not less than $500) of such distribution or withdrawal paid directly to an "eligible retirement plan" (as defined in Subsection (c) of this Section) and specifies the eligible retirement plan to which the distribution or withdrawal is to be paid, such distribution or withdrawal (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A direct rollover is a payment made by the Plan directly to the eligible retirement plan. The Committee shall prescribe reasonable procedures for elections to be made pursuant to this Section.

         (b) The Plan Administrator shall provide a Participant, Spouse or alternate payee who will receive an Eligible Rollover Distribution with a written notice describing his rights under this Section, such other information required to be provided under Code Section 402(f), and, if applicable, the information required under Section 8.1(b) no less than thirty (30) days nor more than ninety (90) days before the date scheduled for payment of such Distribution; provided, however, that a Participant, Spouse or alternate payee may elect to waive such 30-day requirement if (i) he is clearly informed by the Plan Administrator of his rights, if applicable, to a period of at least 30 days after receiving the written notice to consider whether or not to elect a distribution or withdrawal and/or to elect a particular form of benefit and
(ii), after receiving the written notice, he affirmatively elects the distribution or withdrawal. Nothing contained in this

Subsection shall be construed to accelerate the timing of a distribution or withdrawal otherwise provided in the Plan.

         (c) For purposes of this Section, the term "eligible retirement plan" means an individual retirement account or annuity described in Code Section 408, a defined contribution plan that meets the requirements of Code Section 401(a) and that accepts rollovers, or an annuity plan described in Code Section 403(a); provided, however, that with respect to a Spouse (but not a Spouse who is an alternate payee) who receives a distribution after a Participant's death, an "eligible retirement plan" shall mean only an individual retirement account or annuity described in Code Section 408.

         (d)  This Section is intended to comply with the provisions of Code
Section 401(a)(31) and shall be interpreted in accordance with such section and Treasury regulations issued thereunder. This Section shall be effective for distributions under the Plan on or after January 1, 1993.

8.12  Prohibited Distributions

         The Company reserves the right to withhold authorization of any distribution of an Account or to restrict the transfer of any shares of Company Stock distributed from an Account to the extent necessary to satisfy the requirements of any federal or state law or regulation applicable to securities of the Company.

                                   ARTICLE IX

                       PROVISIONS RELATING TO THE TRUSTEE

                    AND THE ADMINISTRATION OF THE TRUST FUND

9.1  Duties of the Trustee

         The Trustee shall invest Before-Tax Contributions, After-Tax Contributions and Matching Employer Contributions paid to it and earnings thereon in accordance with Section 9.2. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it by the Plan and shall be subject to all of the duties imposed upon it by the Plan.

9.2  The Trust Fund

         (a) The Trust Fund shall be held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries.

         (b) The Trustee shall receive, hold and manage the Trust Fund in the manner and for the uses and purposes herein provided. It is authorized in its discretion except as otherwise expressly stated:

         (i) To invest the cash contributed or accruing to the Trust Fund in the Investment Funds pursuant to the provisions of this Plan and as directed by Participants pursuant to Article VII. The Trustee shall not make any other investment of cash held in the Trust Fund except as provided in Section 7.1 and Paragraph (ii) of this Subsection.

         (ii) Pending investment in the Investment Funds, to invest the cash in securities issued or guaranteed by the United States or in any money market fund selected by the Trustee for this purpose.

9.3  Payment of Benefits

         All payments of benefits provided for by the Plan shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Plan Administrator pursuant to the terms of the Plan, and neither the Plan Administrator, any Employer, the Committee nor the Trustee shall be otherwise liable for any benefits payable under the Plan.

9.4  Powers of the Trustee

         (a) The Trustee accepts the Trust hereby created but only upon the express terms and conditions of this Plan, including the following:

         (i) Whenever, in the administration of the Plan, a certification is required to be given to the Trustee, or the Trustee shall deem it necessary that a matter be proved prior to taking, suffering or omitting any action hereunder, such certification shall be duly made and said matter may be deemed to be conclusively proved by an instrument, delivered to the Trustee, signed in the name of the Company, by any executive officer of the Company who is authorized to execute such instrument; or if the matters shall concern the authority of the Committee, in the name of the Committee by any Committee member who is authorized to execute such instrument; but in its discretion the Trustee may in lieu thereof accept other evidence of the matter or may require such further evidence as to it may seem reasonable. The Company shall provide the Trustee from time to time with a current list of the names of such executive officers and Committee members who are authorized to execute instruments pursuant to this Paragraph. Generally, the Trustee shall be protected in acting upon any notice, resolution, order, certificate, opinion, telegram, letter or other document believed by the Trustee to be genuine and to have been signed by the proper party.

         (ii) All monies deposited with the Trustee under any provisions hereof may be deposited by the Trustee in its banking department. The Trustee shall be under no duty to invest any such monies except as prescribed in Section 9.2.

         (iii) The Trustee may consult with legal counsel (who may be counsel for the Company) with respect to the construction of the Plan or its duties hereunder, or with respect to any legal proceeding or any question of law, and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

         (iv) The Trustee may make any payments required to be made by it hereunder as directed by the Plan Administrator pursuant to Article VIII to (or on behalf of) the persons to whom such payments are to be made according to the certification of the Plan Administrator. The Trustee shall not be required to make any investigation to determine the identities or mailing addresses of any persons entitled to distributions of Accounts under this Plan and shall be entitled to withhold making payments until the identities and mailing addresses of persons entitled to such distributions are certified to it by the Plan Administrator. In the event that any disputes shall arise as to the identities or rights of persons entitled to distributions of Accounts hereunder, the Trustee may withhold payment of such distributions until such disputes shall have been determined by arbitration or by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned.

         (v) The Trustee shall keep full records of the administration of the Trust which the Plan Administrator shall have the right to examine at any time during the Trustee's regular business hours. Within ninety (90) days following the close of the fiscal year of the Trust, the Trustee will furnish the Plan Administrator with a statement of its account, and the Plan Administrator shall promptly notify the Trustee in writing of its approval or disapproval thereof. Failure by the Plan Administrator to disapprove within ninety (90) days after its receipt of any such statement shall be considered an approval thereof. The approval by the Plan Administrator of any statement of account shall be binding, as to all matters embraced in the statement, on all parties to the Plan and on all Participants to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its accounts in a court of competent jurisdiction in which the Trustee, the Plan Administrator, the Committee and all persons having or claiming any interest in the Trust Fund were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if it so desires.

         (vi) The Trustee, with the consent of the Company or Committee, is authorized to accept, compromise or otherwise settle any obligation or liability due to or from it as Trustee hereunder, including any claim that may be asserted for taxes under present or future laws, or to enforce or contest the same by appropriate legal proceedings; but it shall not be required to institute or continue litigation unless it is in possession of funds suitable for that purpose or unless it has been indemnified to its satisfaction against its counsel fees and all other expenses and liabilities to which it may in its judgment be subjected by such action; provided further that the Trustee shall be entitled, out of the recoveries of any litigation, to reimbursement for its expenses in connection therewith.

         (vii) A third party dealing with the Trustee shall not be required to make any inquiry whether the Committee or Plan Administrator has instructed the Trustee, or the Trustee is otherwise authorized to take or omit any action, or to follow the application by the Trustee of any money or property which may be paid or delivered to the Trustee.

         (viii) The Trustee shall use ordinary care and reasonable diligence in the exercise of its powers and the performance of its duties hereunder. It shall not be liable for any action taken or omitted upon the instructions of the Plan Administrator or the Committee or, in the absence of such instructions, for the omission of any action as to which the Committee is required or authorized to instruct it under the Plan, or for any mistake or judgment or other action made, taken or omitted by it in good faith; or for any failure of contributions to meet liabilities under the Plan; or for any loss, unless resulting from its own imprudence; and it shall not be required to give any bond or other security for the faithful performance of its duties hereunder. If at any time the Committee or Plan Administrator should fail to give instructions to the Trustee as herein provided for, the Trustee may act and shall be protected in acting, without such instructions, as in its discretion seems appropriate and advisable under the circumstances for the carrying out of the purposes of this Plan.

         (b) Subject to the prior written instructions of the Committee, the Trustee shall have the following powers, and in all instances shall be bound to follow the instructions of the Committee as to the exercise of the powers subject to the rights of Participants as provided in Sections 7.5, 7.6, 7.10 and 7.11:

         (i) To consent to and participate in any plan of reorganization, consolidation, merger, extension or other similar plan affecting property held in the Trust Fund.

         (ii) To deposit property held in the Trust Fund with any protective, reorganization or other similar committee; to delegate discretionary power thereto and to pay its reasonable share of such committee's expenses and compensation and any assessments levied with respect to any properties so deposited.

         (iii) To hold all shares of Company Stock in bulk or bearer form, deposit them with any depository, and hold them in its own name or in the name of a nominee without the addition of words indicating that such Company Stock is held in a fiduciary capacity, but, notwithstanding any other provision hereunder, the Trustee shall be liable for any loss that may result from any Company Stock being held hereunder other than in its name as Trustee.

         (iv) To exercise all stock and subscription rights pertaining to stock held in the Trust Fund.

         (v) To exercise voting rights with respect to stock held in the Trust Fund and in connection therewith to grant proxies, discretionary or otherwise.

         (vi) To do, generally, all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to property constituting the Trust Fund as if the Trustee were the absolute owner thereof.

9.5  Compensation and Expenses

         The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon by it and the Company. Such compensation and the expenses of the Trustee and the Investment Manager, if any, and other expenses necessary for the proper administration of the Plan shall be paid by the Trustee from the Trust Fund, unless the Company determines, in its sole discretion, that all or any part of such compensation and expenses shall be paid by the Employers. Notwithstanding the foregoing, expenses incurred in connection with the investment of the Trust Fund, such as brokerage fees, shall be paid from the Trust Fund and shall not be paid by the Employers. Taxes, if any, on any property held by the Trustee shall be paid out of the Trust Fund and taxes, if any, other than transfer taxes, on distributions to a Participant or Death Beneficiary shall be paid by the Participant or the Death Beneficiary, respectively.

9.6  No Diversion of the Trust Fund

         Except as otherwise specifically provided in the Plan, it shall be and it is hereby made impossible, at any time prior to the satisfaction of all liabilities with respect to the Employees and their Beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than the exclusive benefit of the Employees or their Beneficiaries.

9.7  Risk of Loss

         (a) Neither the Trustee, the Plan Administrator, the Employers, the Committee nor any Investment Manager in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to the Trust Fund for payment with respect to such interest.

         (b) Neither the Trustee, the Plan Administrator, the Employers, the Committee, any Investment Manager, nor any officer or employee of any of them is authorized to advise a Participant as to the manner in which contributions to the Plan and income thereon should be invested and reinvested. Subject to the limitations of Section 7.5, the election of the Investment Fund or Funds in which a Participant participates is his sole responsibility, and the fact that designated Investment Funds are available to Participants for investment shall not be construed as a recommendation for the investment of contributions hereunder in all or any of such Funds.

         (c) Any decision by a Participant to invest in any Investment Fund pursuant to Article VII shall, to the extent permitted under applicable law, constitute an exercise of control over the assets allocated to his Account by such Participant (to the extent of such exercise of control) within the meaning of ERISA Section 404(c), and each Participant who so exercises such control shall, by his exercise and as allowed under applicable law, release and agree (on his behalf and on the behalf of his heirs and beneficiaries) to indemnify and hold harmless the Trustee, the Plan Administrator, each Employer, the Committee, any Fiduciary, and any officer or employee of any of them, from and against any demand, loss, liability, cost, or expense (including reasonable attorneys' fees) caused by or arising out of such exercise, including without limitation any diminution in value, opportunity costs, or losses incurred from such exercise.

9.8  Resignation or Removal of the Trustee

         (a) The Trustee may resign at any time upon delivering to the Company and the Committee a written notice of its resignation, to take effect no less than thirty (30) days after the delivery thereof, unless such period shall be waived.

         (b) Any Trustee appointed hereunder may be removed by the Company by delivery of a written notice of removal to the Trustee, to take effect at a date specified therein, which shall not be less than thirty (30) days after delivery of such notice to the Trustee, unless such period shall be waived, provided that no removal of a Trustee shall become effective until a successor Trustee has been appointed, as hereinafter provided, to which the Trustee may transfer and deliver the Trust Fund.

         (c) In case of the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its accounts, which may be made at the option of the Trustee either by (i) judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (ii) agreement of settlement between the Trustee and the Company.

         (d) Upon such settlement, the Trustee shall transfer to the successor Trustee the Trust Fund as it may then be constituted and true copies of such of its records as relate to the Trust, and shall execute all documents necessary for transferring the assets of the Trust. The Trustee shall thereupon be discharged from further accountability for all matters embraced in its settlement.

         (e) The Company covenants that it will, upon its receipt or giving of notice of the resignation or removal of a Trustee, forthwith appoint a bank or trust company organized under the laws of the United States, or of a state thereof, as successor Trustee. Any successor Trustee so appointed may qualify as such by executing, acknowledging and delivering to the Company, the Committee and to the resigning or removed Trustee an instrument accepting such appointment; and upon delivery to it of the Trust Fund, such successor, without further act, shall become vested with all the estate, rights, powers, discretion and duties of its predecessor Trustee with like effect as if originally named as Trustee herein.

                                   ARTICLE X

                               INVESTMENT MANAGER

10.1  Appointment

         The Company shall have exclusive authority and responsibility at any time or from time to time to appoint, continue, or discharge one or more Investment Managers under the Plan with respect to all or any specified portion of the Trust Fund (including with respect to one or more Investment Funds).

10.2  Written Agreement

         The appointment of any person to serve in the capacity of Investment Manager under the Plan shall be by written agreement between such person and the Company and such written agreement shall set forth the terms and conditions of such person's appointment, including, without limitation, the portion or portions of the Trust Fund that such person will manage.

10.3  Qualifications

         No person may be appointed (or continue) as an Investment Manager under the Plan if that person is not qualified under the terms of ERISA or applicable state law to serve in such capacity.

10.4  Notification of the Trustee

         The Company shall notify the Trustee in writing of any appointment, modification of appointment or revocation of appointment of an Investment Manager under the Plan, and the Trustee may rely upon such appointment continuing in effect until the Trustee receives written notice from the Company of its revocation or modification.

10.5  Powers and Duties

         (a) Any Investment Manager appointed by the Company shall have such duties and functions as specified by the Company in its notice of appointment. Unless otherwise specified in such notice of appointment, the Investment Manager shall have control over (but not custody of) all assets in the Trust Fund to which he or it has been appointed except such amounts of cash and short-term obligations as the Trustee may from time to time deem to be advisable to maintain sufficient liquidity to meet the obligations of the Plan (such as making distributions to Participants), all of which shall remain under the control (as well as the custody) of the Trustee.

         (b) During the period the appointment of an Investment Manager is in effect, the Investment Manager (and not the Trustee) shall, with respect to the investments over which the Investment Manager has control and to the extent delegated to such Investment Manager and permitted by law, have the corresponding powers and be subject to the corresponding duties and limitations conferred or imposed upon the Trustee (except as such powers, duties, and limitations may be altered by any agreement as to investment management entered into between the Company and the Investment Manager), but the Trustee shall make and accept such deliveries of securities and disburse and receive such funds to or from the Trust Fund as the Investment Manager may direct in writing or by electronic communication (supported by later written confirmation).

         (c) In addition to the foregoing powers, the Investment Manager may designate the broker or brokers through which sales and purchases are to be made, provided that no greater brokerage fees are incurred than those chargeable by other brokers in the community for like or comparable services.

10.6  Compensation

         The Investment Manager shall receive such reasonable compensation as may be agreed upon by it and the Company, and upon the receipt by the Trustee of written instructions from the Company as to any amount so approved, the Trustee shall make payment thereof to the Investment Manager from the Trust Fund, unless the Company makes such payments directly.

                                   ARTICLE XI

           ADMINISTRATION OF THE PLAN AND FIDUCIARY RESPONSIBILITIES

11.1  Responsibility for Administration

         Except to the extent that particular responsibilities are otherwise assigned or delegated to other Fiduciaries under the Plan, the Committee shall be responsible for the administration of the Plan. Each other Fiduciary shall have only such powers, duties, responsibilities and authorities as are specifically conferred upon him pursuant to provisions of the Plan. Any person may serve in more than one fiduciary capacity with respect to the Plan or Trust Fund, if pursuant to the Plan, he is assigned or delegated any multiple fiduciary capacities.

11.2  Named Fiduciaries

         For the purposes of the Plan, the Named Fiduciaries shall be the Committee, the Company and the Trustee. The Company may, by written instrument, designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 11.3) that relate to the administration of the Plan, provided such designee accepts such designation. Such a designation may be terminated at any time by notice from the Company to the designee or by notice from the designee to the Company.

11.3  Delegation of Fiduciary Responsibilities

         (a) The Committee or the Company may delegate to any person or persons any one or more of its powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund.

         (b) Any delegation pursuant to Subsection (a) of this Section, (i) shall be signed on behalf of the Committee or the Company, and be delivered to and accepted in writing by the delegatee, (ii) shall contain such provisions and conditions relating to such delegation as the Committee or the Company deems appropriate,
(iii) shall specify the powers, functions, duties and/or responsibilities therein delegated, (iv) may be amended from time to time by written agreement signed on behalf of the Committee or the Company and by the delegatee and (v) may be revoked (in whole or in part) at any time by written notice from one party to the other. A fully executed copy of any instrument relating to any delegation (or revocation of any delegation) under the Plan shall be filed with each of the Named Fiduciaries.

11.4  Immunities

         Except as otherwise provided in Section 11.5 or by applicable law, (a) no Fiduciary shall have the duty to discharge any duty, function or responsibility that is specifically assigned exclusively to another Fiduciary or Fiduciaries by the terms of the Plan or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or on his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; and (e) any Fiduciary may rely and shall be fully protected in acting upon the advice of counsel, who may be counsel for any Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation or determination of the certified public accountants appointed to audit a Controlled Group Member's financial statements, or upon any certificate, statement or other representation made by an Employee, a

Participant, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan.

11.5  Limitation on Exculpatory Provisions

         Notwithstanding any other provision of the Plan, no provision of the Plan shall be construed to relieve (or have the effect of relieving) any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title 1 of ERISA.

11.6  Administrative Committee - Organization

         The Company shall appoint the Committee to perform the duties hereinafter set forth. The Committee shall consist of two (2) or more individuals who have accepted appointment thereto. The members of the Committee shall serve at the discretion of the Company and may resign by delivering written resignation to the Company. Vacancies in the Committee arising for any reason shall be filled by the Company, provided that any vacancy unfilled for thirty (30) days may be filled by a majority vote of the remaining members of the Committee.

11.7  Compensation

         The members of the Committee shall serve without compensation, but all reasonable expenses of the Committee shall be paid from the Trust Fund unless the Company makes such payments directly.

11.8  Qualification

         Members of the Committee shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as it is recognized that the members may be Employees of the Employer and Participants in the Plan; provided, however, that no member of the Committee shall have any right to vote upon or decide any matter relating solely to his own rights under the Plan.

11.9  Interpretation of the Plan and Findings of Facts

         The Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, that it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

         (i) to resolve all questions arising under the provisions of the Plan as to any individual's entitlement to become a Participant;

         (ii) to determine the amount of benefits, if any, payable to any person under the Plan; and

         (iii)  to conduct the review procedures specified in Article XII.

All decisions of the Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Article XII.

11.10   Operation of the Committee

         (a) (i) The Committee shall act only by a majority vote of its members present at a meeting at which a quorum is present or by the unanimous written consent of all of its members without a meeting. A quorum for any meeting of the Committee shall be a majority of its members in office at that time. No member shall act by proxy unless by proxy given in writing to another Committee member.

         (ii) The Committee may appoint a chairman from among its members and a secretary. It shall authorize one (1) or more of its members to execute any document on its behalf, in which event the Committee shall notify the Trustee in writing of such action and the names of its members so designated. The Trustee thereafter shall accept and rely upon any document executed by such members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

         (iii) Consistent with the foregoing, the Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs and it may appoint such accountants, counsel, specialists and other persons as it deems necessary or desirable in connection with its duties and responsibilities under the Plan.

         (b) The Committee shall keep a record of all of its proceedings and acts and all such books of account, records and other data as may be necessary for administration of the Plan as provided herein. The Committee shall notify the Trustee and the Board of Directors of any action taken by the Committee and, when necessary or required, any other interested person.

11.11  Plan Administrator's Actions

         Any periods of time or procedures required to be established by the Plan Administrator pursuant to this Plan shall be established in a uniform nondiscriminatory manner.

11.12  Correction of Errors

         Notwithstanding anything herein to the contrary, the Plan Administrator and/or the Committee may take such actions or permit such actions to be taken as are necessary and reasonably calculated to correct an administrative error made by an Employer, the Plan Administrator, the Committee or any other Fiduciary.

                                  ARTICLE XII

                               CLAIMS PROCEDURES

12.1  Claims

         (a) Any Participant or Beneficiary who believes that he is entitled to receive a benefit under the Plan that he has not received may file a written claim with the Committee (on the form furnished by the Committee) specifying the basis for his claim and the facts upon which he relies in making such claim. Such claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to any member of the Committee.

         (b) Unless such claim is allowed in full, within ninety (90) days after such claim is filed (plus an additional period of ninety (90) days if required for processing and if notice of the extension is given to the claimant within the first 90-day period), the Committee shall cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state:

         (i)  The specific reason(s) for the denial of the claim;

         (ii) Specific reference(s) to pertinent Plan provisions on which the denial of the claim was based;

         (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (iv)  An explanation of the review procedures specified in Section
     12.2.

         (c) If notice of denial of a claim is not furnished within the time specified above, the claim shall be deemed to have been denied in full.

12.2  Review of Claims

         (a) Within sixty (60) days after the denial of his claim, the claimant may appeal such denial by filing with the Committee a written request for a review of such claim (on the form provided by the Committee). If the claimant does not file such a request with the Committee within such 60-day period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Committee on his claim.

         (b) If such an appeal is so filed within such 60 days, the Committee shall (i) conduct a full and fair review of such claim and (ii) mail or deliver to the claimant a written decision on the matter based on the facts and pertinent provisions of the Plan within a period of sixty (60) days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than one hundred twenty (120) days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

         (c) Such decision (i) shall be written in a manner calculated to be understood by the claimant, (ii) shall state the specific reason(s) for the decision, (iii) shall make specific reference(s) to pertinent provisions of the Plan on which the decision is based and (iv) shall, to the extent permitted by applicable law, be final and binding on all interested persons.

         (d) During such full review, the claimant or his duly authorized representative shall be given an opportunity to review documents that are pertinent to the claimant's claim and to submit issues and comments in writing.

         (e) If the decision on review is not furnished within such 60-day or 120-day period, as the case may be, the claim shall be deemed denied in full on review.

                                  ARTICLE XIII

                           AMENDMENT AND TERMINATION

13.1  Right to Amend or Terminate

         Subject to the limitations of Sections 5.5(a) and 9.6, the Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Participants, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (b) to amend the Plan, in whole or in part. No such termination or amendment shall decrease the amount of Employer Matching Contributions to be made by an Employer on account of any period preceding such termination. Except as provided in Section 15.2, the Plan may be amended only by the Company. No amendment shall increase the duties or liabilities of the Trustee without the Trustee's written consent.

13.2  Procedure for Termination or Amendment

         Any termination or amendment of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.

13.3  Distribution Upon Termination

         If the Plan shall be terminated by the Company as to all Employers, Before-Tax Contributions, After-Tax Contribution and Employer Matching Contributions to the Plan shall cease and, as soon as practicable after such termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) to each Employee as if the Plan had not been terminated.

13.4  Amendment Changing Vesting Schedule

         (a) If any Plan amendment changes any vesting schedule under the Plan, each Participant having not less than three (3) years of service shall be permitted to elect, during the election period described in Subsection (b) of this Section, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

         (b) Such election period shall begin on the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates:
(i) the date that is sixty (60) days after the day the Plan amendment is adopted, (ii) the date that is sixty (60) days after the day the Plan amendment becomes effective, or (iii) the date that is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Committee or the Company.

         (c) For purposes of Subsection (a) of this Section, a Participant shall be considered to have completed three (3) years of service if such Participant has completed three (3) years of service, whether or not consecutive, without regard to the exceptions of Code Section 411(a)(4), prior to the expiration of the election period described in Subsection (b) of this Section.

         (d) Notwithstanding the foregoing, the election provided in Subsection (a) of this Section will not be provided to any Participant whose nonforfeitable percentage under the Plan, as amended, cannot be less than such percentage determined without regard to such amendment.

13.5  Nonforfeitable Amounts

         Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all

Employees to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Employees' Accounts, shall be nonforfeitable.

13.6  Prohibition on Decreasing Accrued Benefits

         No amendment to the Plan (other than an amendment described in Code
Section 412(c)(8)) shall have the effect of decreasing the accrued benefit of any Participant. For purposes of the preceding sentence, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in regulations of the Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits; provided, however, that in the case of a retirement-type subsidy this sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

                                  ARTICLE XIV

                                 MISCELLANEOUS

14.1  Employment Not Affected

         Nothing contained in this Plan shall constitute or be construed as a contract of employment between any Employer and any Employee or Participant and all Employees shall remain subject to discipline, discharge and layoff to the same extent as if the Plan had never gone into effect. An Employer by adopting the Plan, making contributions to the Trust Fund or taking any other action with respect to the Plan does not obligate itself to continue the employment of any Participant or Employee for any period or, except as expressly provided in the Plan, to make any payments into the Trust Fund.

14.2  Inalienability

         No right or interest of any kind of a Participant or Beneficiary in the Trust Fund may be assigned, alienated, transferred, pledged or anticipated or subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process and any attempt so to assign, alienate, transfer, pledge, anticipate, encumber, garnish, attach or levy shall be void. Notwithstanding the foregoing, this Section shall not preclude the Trustee from complying with a qualified domestic relations order (as defined under Code Section 414(p)). The Committee shall develop procedures to determine whether a domestic relations order is qualified under Code Section 414(p).

14.3  Incapacity to Receive Payment

         In the event that the Committee finds that any Participant or Beneficiary entitled to receive benefits hereunder is (at the time such benefits are payable) unable to care for his affairs because of a physical, mental, or legal incompetence, the Committee may, in its sole discretion, cause any payment due him, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to such one or more persons as may be chosen by the Committee from among the following: the institution maintaining or responsible for the maintenance of such Participant or Beneficiary, his spouse, his children, or other relatives by blood or marriage. Any payment made pursuant to this Section shall be a complete discharge of all liability under the Plan with respect of such payment.

14.4  Unclaimed Benefits

         Subject to the provisions of Article XII, when an Account is distributable to any distributee and is unclaimed by either a Participant, a former Participant or a Beneficiary, the Committee, upon request of the Trustee or at its own instance, shall mail by registered or certified mail to such distributee (at his last known address) a written demand for his current address, or for satisfactory evidence of his continued life, or both. If such distributee shall fail to furnish such information to the Committee within five
(5) years from the date of such demand, then such Account shall be forfeited and applied to reduce Matching Employer Contributions required under the Plan; provided, however, that such Account shall be reinstated (without provision for interest or earnings thereon) upon a proper claim therefore made by the Participant or if applicable, the Beneficiary.

14.5  Dissolution, Merger or Consolidation of the Company

         In the event of a dissolution, merger or consolidation of the Company, provision may be made by the successor person for the continuance of this Plan. In such event, such successor person shall be substituted as the Company under the Plan upon the execution of an instrument authorizing such substitution, executed on behalf of the Company and such successor. A copy of such instrument, accompanied by a duly certified copy of a resolution of the Board of Directors authorizing such substitution, shall be delivered to the Trustee and shall constitute authority to the Trustee to recognize such substituted person in place of the Company hereunder.

14.6  Action by the Company

         Wherever the Company is authorized to act under the Plan (including but not limited to any delegation of its fiduciary powers and responsibilities under the Plan), such action shall be taken, unless otherwise provided in the Plan, by written instrument executed by an officer of the Company. The Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.

14.7  Limitation to Rights Created Under the Plan

         Except as otherwise provided by controlling law, neither the Company, any Employer, the Trustee, the Committee, nor a Participant shall have any legal or equitable right or claim against the other unless the same is specifically provided for herein or conferred by affirmative action in accordance herewith.

14.8  Recourse Against Officers, Directors or Stockholders

         Except as otherwise provided by controlling law, no recourse under any provision of this Plan shall be had against an agent, Employee, officer, director or stockholder of a Controlled Group Member, past, present or future; and all such agents, Employees, officers, directors and stockholders are hereby released from all liability hereunder, as a condition of and a part of the consideration for the execution hereof, the contributions hereunder by the Company or an Employer, and the participation in the Plan by the Participants.

14.9  Interpretation

         (a) The Plan shall be governed, construed and administered according to the laws of the State of Ohio, except to the extent preempted by applicable federal law.

         (b) Headings have been inserted in this Plan for purposes of convenience only and shall not be taken as limiting or extending the meaning of any provision.

14.10  Severability

         If any provision of this Plan or the application thereof to any circumstance or person is invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan or the application of such provision to other circumstances or persons, and the Plan and the application of such provisions to other circumstances or persons shall not be affected thereby.

14.11  Counterparts

         This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

14.12  Plan Merger or Transfer of Assets

         There shall not be any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to any other plan (other than as permitted in Section 8.4 or 8.11), unless each Participant of the Plan would (if Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). The Company reserves the right to merge or consolidate this Plan with, and to transfer the assets of the Plan to, any other Plan, without the consent of any other Employer. Notwithstanding the foregoing, this Plan shall not be a direct or indirect transferee of a pension plan or any retirement plan that at any time provided for benefits in the form of a life annuity.

14.13  Indemnification

         In addition to any rights of indemnification under the Certificate of Incorporation or Code of Regulations of the Company, under any provisions of law, or under any other agreement that may be given to the Committee, the Board of Directors or any other person to whom any power, authority or responsibility of the Company is delegated pursuant to this Plan (other than the Trustee), the Company shall satisfy any liability actually and reasonably incurred by such person, including expenses, reasonable attorneys' fees, judgments, fines and amounts paid in settlement. This right to indemnification shall apply in connection with any threatened, pending or completed action, suit or proceeding that is related to the exercise or failure to exercise by such person any of the powers, authorities, responsibilities or discretion provided under the Plan or reasonably believed by such person to be provided hereunder and any action taken by such person in connection therewith, but only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Participants or, with respect to any criminal actions or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The termination of any suit, action or proceeding by judgment, order, settlement, conviction or a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Participants or, with respect to any criminal action or proceedings, that he had no reasonable cause to believe that his conduct was unlawful.

14.14 Service of Process/Necessary Parties

         (a) The Plan Administrator shall serve as the agent upon whom legal process may be served under ERISA.

         (b) In any action or other judicial proceeding affecting the Trust, the Trustee and the Company shall be included as necessary parties.

                                   ARTICLE XV

                  ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS

15.1  Adoption Procedure

         Any Controlled Group Member may become an Employer under the Plan provided that (a) the Board of Directors approves the adoption of the Plan by the Controlled Group Member and designates the Controlled Group Member as an Employer; (b) the Controlled Group Member executes an Instrument of Adoption adopting the Plan, together with all amendments then in effect, upon appropriate resolutions of the board of directors of the Controlled Group Member; and (c) the Instrument of Adoption provides that the Controlled Group Member agrees to be bound by any other terms and conditions that may be required by the Board of Directors, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

15.2  Additional Terms and Conditions Relating to Instruments

         Each Instrument of Adoption executed by an Employer may contain such terms and conditions governing the application of the Plan to its Employees covered by such Instrument as may be specified by such Employer and approved by the Company and, without limiting the generality of the foregoing, may specify the Employees of the Employer who will be considered Covered Employees under the Plan, any greater or lesser Matching Employer Contributions, greater or lesser Before-Tax Contributions, greater or lesser After-Tax Contributions, additional eligibility requirements for membership in the Plan and any other provision that such Employer (with the approval of the Company) shall consider necessary or appropriate to carry out the provisions of the Plan as to its Employees covered by such Instrument. In the event of inconsistency between the other provisions of the Plan and such terms and conditions set forth in any Instrument of Adoption, the latter shall control as to the Employees (or former Employees) covered by such Instrument; provided, however, that if such inconsistency results from changes made in provisions of the Plan to comply with applicable law, then such provisions of the Plan shall control as to the Employees (or former Employees) covered by such Instrument. Notwithstanding the foregoing, no Instrument of Adoption shall increase the duties or liabilities of the Trustee without the Trustee's written consent.

15.3  Effect of Adoption by a Controlled Group Member

         A Controlled Group Member that adopts the Plan pursuant to an Instrument of Adoption will be deemed to be Employer for all purposes hereunder, unless otherwise specified in the Instrument of Adoption or resolutions of the Board of Directors designating the Controlled Group Member as an Employer. In addition, the Board of Directors may provide, in its discretion and by appropriate resolutions, that the Employees of such Controlled Group Member will receive credit for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining either or both the eligibility of such Employees to participate in the Plan and the vested and nonforfeitable interest of such Employees in their Account balances, provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

15.4  Withdrawal of an Employer

         Any Employer (other than the Company) that adopts the Plan may elect separately to withdraw from the Plan. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer and filed with the Company. No such withdrawal shall decrease the amount of Employer Matching

Contributions to be made by the Employer on account of periods preceding such withdrawal. In the event of such a withdrawal of an Employer, or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Section 13.1, such Employer (herein called "former Employer") shall cease to be an Employer, and Employer Matching Contributions of such former Employer and After-Tax and Before-Tax Contributions of Employees of such former Employer shall cease. The interests in the Trust Fund of Participants who are or were Employees of such former Employer shall be distributed as specified in Article VIII.

                                  ARTICLE XVI

                           TOP-HEAVY PLAN PROVISIONS

16.1  Definitions

         For purposes of this Article, the following terms when used with initial capital letters, shall have the following respective meanings:

         (a) Aggregation Group: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

         (b) Compensation: Compensation as defined in Section 5.6(c) (subject to the limitations described in Section 2.12(b)).

         (c)  Defined Benefit Plan:  A qualified plan as defined in Code
Section 414(j).

         (d)  Defined Contribution Plan:  A qualified plan as defined in Code
Section 414(i).

         (e) Determination Date: For any Plan Year, last day of the immediately preceding Plan Year.

         (f) Extra Top-Heavy Group: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than ninety (90%) of the aggregate present value of all accrued benefits for all employees in such plans.

         (g)  Extra Top-Heavy Plan:  See Section 16.3.

         (h) Former Key Employee: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.

         (i) Key Employee: Any Employee or former Employee who is or was a Participant and who, at any time during the current Plan Year or any of the preceding four (4) Plan Years, is (i) an officer of an Employer (limited to no more than fifty (50) Employees or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) with annual Compensation greater than fifty percent (50%) of the dollar amount in effect under Code Section 415(b)(1)(A) for such Plan Year, (ii) one of the ten
(10) Employees owning (or considered owning within the meaning of Code Section
318) the largest interests in an Employer and having annual Compensation exceeding the applicable dollar amount referred to in Section 5.6(a), (iii) a five percent (5%) owner (as such term is defined in Code Section 416(i)(1)(B)(i)), or (iv) a one percent (1%) owner (as such term is defined in Code Section 416(i)(1)(B)(ii)) with annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000). For purposes of Paragraph (ii) of this Subsection, if two Employees have the same interest in an Employer, the Employee having greater annual Compensation shall be treated as having a larger interest. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death. For purposes of this Subsection, "Compensation" has the meaning given such term by Code Section 414(q)(7).

         (j) Non-Key Employee: Any Employee or former Employee who is or was a Participant and who is not a Key-Employee. Such term shall also include his Beneficiary in the event of his death.

         (k) Permissive Aggregation Group: A group of qualified plans of an Employer consisting of the plans in the Required Aggregation Group, plus one or more plans designated from time to time by the Committee that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered with the Required Aggregation Group.

         (l) Required Aggregation Group: The group of qualified plan of an Employer consisting of each plan in which a Key Employee participates, plus each other plan that enables a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) and 410.

         (m) Top-Heavy Account Balance: A Participant's (including a Participant who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his account as of the Valuation Date of the Trust Fund coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Matching Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in Code Section 412(c)(10)), provided, however, that such balance shall include the aggregate distributions made to such Participant or Beneficiary during the five (5) consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated plan that if it had not been terminated would have been included in a Required Aggregation Group), and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, his account (and/or the account of his Beneficiary) shall not be taken into account.

         (n) Top-Heavy Group: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.

         (o)  Top-Heavy Plan:  See Section 16.2.

16.2  Determination of Top-Heavy Status

         (a) Except as provided by Subsections (b) and (c) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:

         (i) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

         (ii) if the Plan is included in a Required Aggregate Group that is a Top-Heavy Group.

         (b) If the Plan is included in a Required Aggregation Group that is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Paragraph (i) of Subsection (a) of this Section.

         (c) If the Plan is included in a Permissive Aggregation Group that is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (a) of this Section.

16.3  Determination of Extra Top-Heavy Status


         (a) Except as provided by Subsections (a) and (b) of this Section, the Plan shall be an Extra Top-Heavy Plan if, as of the Determination Date:

         (i) the aggregate of Top-Heavy Account Balances for Key Employees is more than ninety percent (90%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

         (ii) if the Plan is included in a Required Aggregation Group that is an Extra Top-Heavy Group.

         (b) If the Plan is included in a Required Aggregation Group that is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Paragraph (i) of Subsection (a) of this Section.

         (c) If the Plan is included in a Permissive Aggregation Group that is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Subsection (a) of this Section.

16.4  Requirements

         Notwithstanding any other provisions of the Plan to the contrary, if the Plan is Top-Heavy for any Plan Year, the Plan shall then satisfy the following requirements for any such Plan Year:

         (a) A Participant shall continue to have a nonforfeitable right to all amounts allocated to his Account.

         (b)(i) Each Non-Key Employee who is eligible to share in any Employer Matching Contributions for such Plan Year (or who would have been eligible to share in any such Employer Matching Contributions if a Before-Tax Contribution or After-Tax Contribution had been made for him during such Plan Year) shall be entitled to receive an allocation of such Employer Matching Contributions, that is at least equal to three percent (3%) of his Compensation for such Plan Year.

         (ii) The three percent (3%) minimum contribution requirement under Paragraph (i) of this Subsection for a

     Non-Key Employee shall be increased to four percent (4%) if the Employer maintains a Defined Benefit Plan that does not cover such Non-Key Employee.

         (iii) The percentage minimum contribution requirement set forth in Paragraphs (i) and (ii) of this Subsection with respect to a Plan Year shall not exceed the percentage at which Employer Matching Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year.

         (iv) The percentage minimum contribution requirement set forth in Paragraphs (ii) and (iii) of this Subsection may also be reduced or eliminated in accordance with Section 16.5(b).

         (v) For the purpose of Paragraph (iii) of this Subsection, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of Code Sections 401(a)(4) or 410.

         (vi) For the purpose of this Subsection, the term "Employer Matching Contributions" shall include Before-Tax Contributions made for an Employee.

         (c) If the Employer maintains a Defined Benefit Plan that could or does provide benefits to Participants in this Plan:

         (i)  If the Plan is not an Extra Top-Heavy Plan (but is a Top-Heavy
     Plan), then the percentage minimum contribution requirement in Paragraph
     (i) of Section (b) of this Section shall be seven and one-half percent (7 1/2%) for a Non-Key Employee who is covered by this Plan and the Defined Benefit Plan.

         (ii) If the Plan is an Extra Top-Heavy Plan, then parts (i) and (ii) of Section 5.7(a) shall be calculated by substituting "1.0" for "1.25" for each place such "1.25" figure appears, and Code Section
     415(e)(6)(B)(I) shall be calculated by substituting "$41,500" for "$51,875" for each place such "$51,875" amount appears.

16.5  Coordination With Other Plans

         (a) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

         (b) In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Controlled Group provides contributions or benefits on behalf of Participants in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 16.4; and the minimum contribution required for a Non-Key Employee in this Plan under
Section 16.4(c) will be reduced or eliminated, in accordance with the requirements of Code Section 416 and the regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s).

         (c) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in Code Section 416 and the regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such Code Section 416 and the regulations thereunder.

                                  * * * * * *

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment and Restatement of the Plan to be executed by their duly appointed officers, effective January 1, 1994.

In the presence of:                         ROADWAY SERVICES, INC.



                                            By:
- ------------------------------                 ---------------------------
                                               Title:



                                            NATIONAL CITY BANK



                                            By:
- ------------------------------                 ---------------------------
                                               Title:

                                   EXHIBIT A

                       Employers Pursuant to Section 2.21
                             As of January 1, 1994

The Company

      Summit Information Systems, Inc.

Roadway Express, Inc.

Roadway Global Air, Inc.

Roadway Logistics Systems, Inc.

      MediQuik Express, Inc.

      Pivot Systems, Inc.

      ROLS Dedicated Transportation, Inc.

Roadway Package System, Inc.

Roadway Tire Co.

Roberts Transportation Services, Inc.

      Roberts Express, Inc.

Spartan Express, Inc.

                                   EXHIBIT B

              Additional Investment Funds Pursuant to Section 7.1
                             As of January 1, 1994

         (1) The Merrill Lynch Ready Assets Trust, a no-load money market fund seeking preservation of capital, liquidity, and the highest possible current income consistent with the foregoing objectives available from investing in a diversified portfolio of short-term money market securities and managed by Merrill Lynch Asset Management, Inc.

         (2) The Intermediate Term Portfolio of the Merrill Lynch Corporate Bond Fund, Inc., a professionally managed, diversified, open-end investment company consisting of the Intermediate Term Portfolio and two other Portfolios. The Intermediate Term Portfolio invests primarily in bonds rated in the four highest categories with a maximum remaining maturity not to exceed ten years and seeks to provide as high a level of current income as is consistent with the foregoing investment policies and prudent investment management. Fund Asset Management, Inc. is the Investment Advisor of this Fund.

         (3) The Phoenix Balanced Fund Series (the "Balanced Series") that seeks as its investment objectives, reasonable income, long-term capital growth and conservation of capital. The Balanced Series may invest in any type of security. Normally, it will invest in common stocks and fixed income securities; however, it may invest in securities convertible to common stocks. At least twenty-five percent (25%) of its assets will be invested in fixed income senior securities. The Balanced Series may also engage in certain option transactions and enter into financial futures contracts and related options of hedging purposes and may invest in deferred or zero coupon debt obligations.